Exhibit 2.1


                                                             EXECUTION COPY




                             ACQUISITION AGREEMENT

                         dated as of November 13, 2005

                                  by and among



                              Man Financial Inc.,
                                   as Buyer,

                                      and

                                  Refco Inc.,

                             Refco Group Ltd., LLC,

                           Refco Global Futures LLC,

                          Refco Global Holdings, LLC,

                                   Refco LLC,

                         Refco (Singapore) PTE Limited,

                               Refco Canada Co.,

                              Refco Overseas Ltd,

                                      and

                        Certain Affiliates of Refco LLC


                                   as Sellers


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                                              Table of Contents

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ARTICLE I              DEFINITIONS................................................................................1
     Section 1.1       Defined Terms..............................................................................1
     Section 1.2       Other Defined Terms.......................................................................12

ARTICLE II             PURCHASE AND SALE OF ACQUIRED ASSETS......................................................14
     Section 2.1       Purchase and Sale of Acquired Assets......................................................14
     Section 2.2       Assets and Liabilities....................................................................15
     Section 2.3       Option to Modify the Asset and Liability Schedules........................................16
     Section 2.4       Assignment of Contracts and Licenses......................................................16
     Section 2.5       Bill of Sale, Assignment and Assumption Agreements........................................17
     Section 2.6       Intellectual Property Rights..............................................................17
     Section 2.7       Transition Services Agreements............................................................18
     Section 2.8       Stock Sale Alternative....................................................................19

ARTICLE III            PURCHASE PRICE............................................................................19
     Section 3.1       Purchase Price............................................................................19
     Section 3.2       Subsequent Closings.......................................................................20
     Section 3.3       Purchase Price Adjustments................................................................20
     Section 3.4       Pre-Closing Price Adjustment..............................................................20
     Section 3.5       Post-Closing Adjustments..................................................................21

ARTICLE IV             CLOSING...................................................................................23
     Section 4.1       Closing; Transfer of Possession: Certain Deliveries.......................................23
     Section 4.2       Seller Deliveries.........................................................................23
     Section 4.3       Buyer Closing Deliveries..................................................................24

ARTICLE V              REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE PURCHASED ENTITIES......................24
     Section 5.1       Existence; Good Standing and Power........................................................24
     Section 5.2       Capitalization............................................................................25
     Section 5.3       Authority.................................................................................25
     Section 5.4       Execution and Binding Effect..............................................................25
     Section 5.5       No Violation..............................................................................25
     Section 5.6       Prior or Preferential Rights..............................................................26
     Section 5.7       Third Party Approvals.....................................................................26
     Section 5.8       Brokers and Finders.......................................................................26
     Section 5.9       Taxes.....................................................................................26
     Section 5.10      Regulatory Accounting Reports.............................................................26
     Section 5.11      Indebtedness..............................................................................27
     Section 5.12      Books and Records.........................................................................27
     Section 5.13      Title to Acquired Assets; Condition of Acquired Assets....................................27
     Section 5.14      Sufficiency of Acquired Assets............................................................28
     Section 5.15      Real Property and Realty Rights...........................................................28
     Section 5.16      Employee Benefits.........................................................................28
     Section 5.17      Intellectual Property.....................................................................29
     Section 5.18      Customer Accounts; Reports; Registrations; Regulations....................................30
     Section 5.19      Affiliate Transactions....................................................................32
     Section 5.20      Accounts Receivable.......................................................................32
     Section 5.21      Customer and Introducing Broker Agreements and Other
                         Material Agreements; Margin Requirements................................................33
     Section 5.22      Cash Distributions........................................................................34
     Section 5.23      Litigation, etc...........................................................................34

ARTICLE VI             INTENTIONALLY OMITTED.....................................................................34

ARTICLE VII            REPRESENTATIONS AND WARRANTIES OF BUYER...................................................34
     Section 7.1       Existence, Good Standing and Power........................................................34
     Section 7.2       Authority.................................................................................34
     Section 7.3       Execution and Binding Effect..............................................................34
     Section 7.4       No Violation..............................................................................35
     Section 7.5       Third Party Approvals.....................................................................35
     Section 7.6       Brokers and Finders.......................................................................35
     Section 7.7       Acquisition of Securities for Investment..................................................35
     Section 7.8       Financing.................................................................................35
     Section 7.9       Litigation................................................................................36
     Section 7.10      Ability to Conduct the Business...........................................................36

ARTICLE VIII           COVENANTS OF THE PARTIES..................................................................36
     Section 8.1       Conduct of Business.......................................................................36
     Section 8.2       Schedule of Assets Used in the Business...................................................37
     Section 8.3       Access....................................................................................39
     Section 8.4       Reasonable Efforts........................................................................40
     Section 8.5       Further Assurances; Confidentiality.......................................................41
     Section 8.6       Mail and Other Post-Closing Inquiries.....................................................42
     Section 8.7       Tax Filings...............................................................................42
     Section 8.8       HSR Act...................................................................................42
     Section 8.9       Rejected Contracts and Licenses...........................................................43
     Section 8.10      Post-Closing Access to Records and Personnel..............................................43
     Section 8.11      Intellectual Property.....................................................................43
     Section 8.12      Daily Capital Statements..................................................................44
     Section 8.13      Service...................................................................................44
     Section 8.14      U.S. Tax Classification of the Purchased Entities.........................................44
     Section 8.15      Group Relief..............................................................................44
     Section 8.16      Document Preservation.....................................................................44
     Section 8.17      Employees.................................................................................44
     Section 8.18      Non-Compete and Wind Down.................................................................46
     Section 8.19      Additional Sellers........................................................................47
     Section 8.20      Operations................................................................................47
     Section 8.21      Agent for Excepted Accounts...............................................................47
     Section 8.22      Personally Identifiable Information.......................................................48

ARTICLE IX             CONDITIONS TO OBLIGATIONS OF THE PARTIES..................................................48
     Section 9.1       Conditions Precedent to Obligations of Buyer and the Sellers..............................48
     Section 9.2       Conditions Precedent to Obligations of Buyer..............................................49
     Section 9.3       Conditions Precedent to the Obligations of the Sellers....................................52

ARTICLE X              TERMINATION...............................................................................53
     Section 10.1      Termination of Agreement..................................................................53
     Section 10.2      Liabilities in Event of Termination.......................................................54
     Section 10.3      Termination by Reason of Buyer Failure to Close...........................................54

ARTICLE XI             INDEMNIFICATION...........................................................................55
     Section 11.1      Survival..................................................................................55
     Section 11.2      Indemnification of Buyer by the Sellers...................................................56
     Section 11.3      Notice of Claim...........................................................................57
     Section 11.4      Resolution of Notice of Claim.............................................................58

ARTICLE XII            MISCELLANEOUS.............................................................................58
     Section 12.1      Expenses..................................................................................58
     Section 12.2      Assignment................................................................................58
     Section 12.3      Parties in Interest.......................................................................59
     Section 12.4      Notices...................................................................................59
     Section 12.5      Choice of Law.............................................................................60
     Section 12.6      Entire Agreement:  Amendments and Waivers.................................................60
     Section 12.7      Counterparts..............................................................................60
     Section 12.8      Invalidity................................................................................60
     Section 12.9      Headings..................................................................................61
     Section 12.10     Exclusive Jurisdiction....................................................................61
     Section 12.11     Specific Performance......................................................................61
     Section 12.12     Counting..................................................................................61
     Section 12.13     Exhibits and Schedules....................................................................61
     Section 12.14     Interpretation............................................................................61
     Section 12.15     Preparation of this Agreement.............................................................62
     Section 12.16     Purchase Price Allocation.................................................................62
     Section 12.17     Bankruptcy Court Approval.................................................................62
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                               TABLE OF CONTENTS
                                  (continued)


Exhibits:                  Exhibit A        Form of Statement of Segregation Requirements and Funds
                                            in Segregation for Customers Trading in U.S. Commodity
                                            Exchanges
                           Exhibit B        [RESERVED]
                           Exhibit C        [RESERVED]
                           Exhibit D        Form of Bill of Sale, Assignment and Assumption Agreement
                           Exhibit E        Escrow Agreement
                           Exhibit F        Regulatory Accounting Reports
                           Exhibit G        Margin Policies

Schedules:                 Schedule 2.2(a)         Acquired Assets
                           Schedule 2.2(b)         Excluded Assets
                           Schedule 2.2(d)         Excluded Liabilities
                           Schedule 2.6            Intellectual Property Not Related to the Business
                           Schedule 2.7            Certain Leases
                           Schedule 3.2            Deferred Purchase Payment Amount Guidelines
                           Schedule 5.1            Organizational Documents of the Sellers
                           Schedule 5.2            Capitalization
                           Schedule 5.5            No Violation
                           Schedule 5.7            Third Party Approvals
                           Schedule 5.9            Taxes
                           Schedule 5.11           Inter-Company Debt
                           Schedule 5.12           Books and Records
                           Schedule 5.13(a)        Title to Acquired Assets; Condition of Acquired Assets
                           Schedule 5.13(b)        Exchange Seats
                           Schedule 5.14           Sufficiency of Acquired Assets
                           Schedule 5.16           Employee Benefits
                           Schedule                Intellectual Property
                           Schedule 5.18           Customer Accounts; Reports; Registrations; Regulations
                           Schedule 5.19           Affiliate Transactions
                           Schedule 5.21(b)        Special Commission Arrangements
                           Schedule 5.21(d)        Special Commission Agreements (Give-Up)
                           Schedule 5.21(e)        Material Contracts
                           Schedule 5.21(f)        Contract Status
                           Schedule 7.5            Third Party Approvals (Buyer)
                           Schedule 7.6            Brokers and Finders
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                             ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT, dated as of November 13, 2005, is by and among Man Financial Inc., a Delaware corporation ("Buyer"), Refco Inc., a Delaware corporation ("Parent"), Refco Group Ltd., LLC, a Delaware limited liability company ("RGL"), Refco Global Futures, LLC, a Delaware limited liability company ("Refco Global Futures"), Refco Global Holdings, LLC ("Refco Global Holdings"), Refco LLC, a Delaware limited liability company (the "Company"), Refco Overseas Ltd, a United Kingdom company ("Refco Overseas"), Refco Canada Co., a Canadian company ("Refco Canada"), Refco (Singapore) Pte. Ltd., a Singapore corporation ("Refco Singapore"), Refco Investment Services Pte. Ltd., a Singapore corporation ("RIS"), Refco Hong Kong Ltd., a Hong Kong corporation ("Refco Hong Kong"), Refco Capital Markets, Ltd., a corporation organized under the Laws of Bermuda ("RCM"), Refco Fixed Assets Management LLC, a Delaware limited liability company ("RFAM"), Refco Securities, LLC, a Delaware limited liability corporation ("Refco Securities"), Refco Taiwan, Ltd., a corporation organized under the Laws of Taiwan ("Refco Taiwan," and collectively with RGL, Refco Global Futures, Refco Global Holdings, the Company, Refco Overseas, Refco Canada, Refco Singapore, RIS, Refco Hong Kong, RCM, RFAM, Refco Securities and any other Person that may hereafter become party hereto as a seller, the "Sellers").


                                  WITNESSETH:

         WHEREAS, each of Parent, Refco Global Holdings, Refco Global Futures and the other entities which are Debtors (as hereinafter defined) as of the date hereof commenced a case under chapter 11 of the Bankruptcy Code (as hereinafter defined) on October 17, 2005, by filing a voluntary petition with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and immediately prior to the consummation of the transactions contemplated hereby the Company shall commence a case under chapter 7 of the Bankruptcy Code by filing a voluntary petition with the Bankruptcy Court (each of the chapter 11 and chapter 7 cases referred to in this recital individually, a "Case," and together, the "Cases"); and

         WHEREAS, each of the Sellers wishes to sell, or cause to be sold, to Buyer, and Buyer wishes to purchase from the Sellers, all of the Acquired Assets (as defined) pursuant to, inter alia Sections 363 and 365 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure; and

         WHEREAS, the sale of the Acquired Assets is subject to the approval of the Bankruptcy Court.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Defined Terms. As used in this Agreement, the capitalized terms set forth in this Section shall have the following respective meanings (which meanings shall be applicable to both the singular and plural forms of the term defined) or the meanings ascribed in the Sections referenced to in
Section 1.2:

         "Affiliate" means, with respect to any Person (as defined), any entity which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Acquisition Agreement (together with all schedules and exhibits referenced herein).

         "Artwork" means all paintings, drawings, prints, lithographs, sculptures and photographs owned by any Seller.

         "Asset and Liability Schedules" means all of Schedules 2.2(a), 2.2(b) and 2.2(d).

         "Assumed Contracts" means all of the Contracts that constitute Acquired Assets.

         "Assumed IP Licenses" means all of the IP Licenses that constitute Acquired Assets.

         "Bankruptcy Code" means title 11 of the United States Code.

         "Bid Procedures Order" means the order of the Bankruptcy Court setting a sale hearing date for the sale of the Business and specifying related bid procedures.

         "Broker Business" means the business, as previously or currently conducted by any of the Broker Entities (but with respect to the London Broker Entities, limited to the London Business), including soliciting, placing, clearing and executing buy and sell orders for futures and derivatives contracts on any board of trade, derivatives transaction execution facility, electronic trading facility or other trading facility on a world-wide basis and all activities related or ancillary thereto.

         "Broker Entities" mean all of the Company, Refco Singapore, RIS, Refco Hong Kong, Refco Taiwan, the London Broker Entities, Refco Canada, RGL and the Purchased Entities.

         "Business" means the Broker Business, the Securities Business and the FX Business.

         "Business Day" means any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

         "Buyer Indemnitee" means Buyer, the Purchased Entities, and each of their respective Affiliates, successors and assigns, and each of the respective current and former members, officers, directors, agents, employees, partners, Affiliates and representatives of any such Person; provided, however, that the Buyer Indemnitees shall not include the Purchased Entities' Affiliates, agents or representatives in their capacities as such at any time on or prior to the Closing Date or the Subsequent Closing Date, as applicable.

         "Buyer Transition Services Agreement" means a transition services agreement to be entered into by and between Buyer, on the one hand, and Parent or the applicable Seller, on the other hand, as a condition to the Initial Closing, as further described in Section 2.7.

         "CFTC" means the United States Commodity Futures Trading Commission.

         "CME" means the Chicago Mercantile Exchange.

         "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Exchange Act" means the Commodity Exchange Act, as amended.

         "Confidential Information" means all information, ideas, data, designs, concepts, techniques, methods, processes, formulae, plans, strategies, know-how, and trade secrets, and materials, documents and other tangible embodiments of the foregoing (in any form or medium) relating to or concerning the past, present or future Business, the Purchased Entities, the Acquired Assets, or Buyer that are not generally available to the public, including all
(a) information relating to or concerning (i) finances, investments, profits, pricing, costs, or accounting, (ii) proposals, plans, designs, specifications, models, products, services, sales, marketing, advertising or promotions, (iii) personnel, compensation, recruiting, training, contractors, customers, suppliers, vendors, partners, collaborators, competitors, customers and/or clients, and (b) information marked as "confidential," other than (i) information that becomes generally available to the public other than through the fault of the party subject to the confidentiality obligation (or such party's affiliates or representatives) or (ii) information which is or becomes known to the party subject to the confidentiality obligation on a non-confidential basis from a source other than the disclosing party, provided that such source is not and was not known to be bound by any duty of confidentiality with respect to such information.

         "Contracts" means all contracts, agreements, indentures, notes, bonds, loans, leases (whether of real or personal property), conditional sales contracts, collective bargaining agreements, commitments, mortgages, licenses, IP Licenses, permits, instruments, guarantees, bids, orders, proposals and other enforceable arrangements, whether written or oral.

         "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

         "Cure Amount" means, with respect to any Assumed Contract, (i) with respect to any Debtor, (x) any amounts required by Section 365(b)(1) of the Bankruptcy Code to cure any defaults under such Assumed Contract and to pay any actual or pecuniary losses that have resulted from such defaults under such Assumed Contract, and (y) any amounts owing to, or accrued in favor of, any counterparty to any Seller party to such Assumed Contract under such Assumed Contract in respect of the period on or after the filing of the relevant bankruptcy petition and prior to the applicable Closing Date, and (ii) with respect to any Person other than a Debtor, any amount owing to, or accrued in favor of, any counterparty to any Seller party to such Assumed Contract under such Assumed Contract in respect of the period prior to the Closing Date.

         "Customer Accounts" shall have the meaning set forth in Schedule
2.2(a).

         "Debtors" means Parent, Bersec International LLC, Kroeck & Associates, LLC, Marshall Metals LLC, New Refco Group Ltd., LLC, Refco Administration LLC, Refco Capital LLC, Refco Capital Holdings LLC, Refco Capital Management LLC, Refco Capital Markets, LTD, Refco Capital Trading LLC, Refco Finance Inc., Refco Financial LLC, Refco Fixed Assets Management LLC, Refco F/X Associates LLC, Refco Global Capital Management LLC, Refco Global Finance Ltd., Refco Global Futures LLC, Refco Global Holdings LLC, Refco Group Ltd., LLC, Refco Information Services LLC, Refco Mortgage Securities, LLC, Refco Regulated Companies LLC, and Summit Management LLC and each other Affiliate of Parent, including when and as applicable the Company, that files for protection under the Bankruptcy Code or analogous provisions of any non-U.S. law.

         "Deficit Account" means any customer account (a) containing an unsecured debit balance or net negative liquidating value or (b) that is not in compliance with applicable Laws relating to margin or with applicable exchange margin requirements for such account, in each case as of the applicable Closing Date; provided, however, that, subject to Section 8.21, if at any time after the applicable Closing Date any such account shall cease to fall within category (a) or (b) above as a result of payment by the customer not funded directly or indirectly by the Sellers, such account shall not thereafter be a Deficit Account.

         "Delayed Purchase Assets" means any Acquired Assets that (a) Buyer does not purchase on the Initial Closing Date as a result of the failure of one or more of the conditions to Closing set forth in Section 9.1 and 9.2 hereof to be satisfied with respect to such Acquired Assets as of the Initial Closing Date, or (b) are designated as Acquired Assets subsequent to the Initial Closing Date pursuant to Section 2.3.

         "Disclosure Schedules" means the schedules described in Article V hereto.

         "Disqualified Person Claims" means any and all claims, rights or causes of action, whether accrued, absolute, contingent or otherwise and whether known or unknown, against or in respect of any Disqualified Person or any Affiliate (other than Parent or any Subsidiary of Parent) of such Disqualified Person (in each case, except in such Person's capacity as a customer of the Company).

         "Disqualified Person" means Phillip Bennett, Tone Grant, Santo ("Sandy") Maggio, Robert Trosten, Thomas H. Lee, David V. Harkins, Scott L. Jaeckel, Scott A. Schoen, Ronald L. O'Kelley, Nathan Gantcher, Leo R. Breitman, RGHI, Thomas H. Lee Partners, Liberty Corner Capital Strategies LLC, Mayer Brown Rowe & Maw LLP, BAWAG P.S.K. Group, Grant Thornton LLP, PlusFunds Group, Inc., Betio Asset Investments Ltd., Chaco City Investments Ltd., Rabaul Holdings Ltd., Tecka Asset Holdings Ltd., Tuvalu Holding Company, Ltd., Catamarca Asset Series, I, Ltd. and Chris Sugrue and, with respect to any such Person that is not an individual, such Person's directors, officers, partners, members and agents.

         "Employee Benefit Plan" means each "employee benefit plan" as defined in Section 3(3) of ERISA and each other compensation or benefit plan, program, policy, practice, agreement or arrangement of any kind providing benefits to any current or former employee, officer or director maintained, sponsored, contributed or required to be contributed to by Parent, Sellers or their Affiliates or with respect to which Parent, the Sellers or their Affiliates has any current or potential liability.

         "Environmental and Safety Requirements" means all Laws concerning pollution or protection of the environment or natural resources, occupational health and safety, or releases of or exposures of Persons or property to hazardous or toxic substances, contaminants, pollutants, wastes, odors, noise or radiation.

         "Equity Interests" of any Person means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features, or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, (e) subordinated debt, including Inter-Company Debt, or (f) any Equity Interests issued or issuable with respect to the securities referred to in clauses (a) through (e) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that at any relevant time is or was considered a single employer with the Sellers or any of their Affiliates under
Section 414 of the Code.

         "Escrow Amount" means the amounts deposited in escrow pursuant to
Section 3.

         "Estimated Purchase Price" means the estimated amount of the Adjusted Purchase Price as set forth in the Purchase Price Adjustment Certificate, or, if the Buyer's Price Estimate has been provided to the Sellers pursuant to
Section 3.4, the Adjusted Purchase Price as set forth in the Buyer's Price Estimate.

         "Excepted Account" means any Customer Account that is either a Deficit Account or an Undermargined Account as of the close of business on the applicable Closing Date.

         "Excluded Liabilities" means any and all Liabilities of the Sellers or any of their Affiliates (other than Purchased Entities) other than the Assumed Liabilities, including any and all Liabilities (a) relating to or arising under or in connection with any Employee Benefit Plan or any other benefit plan, program or arrangement of any kind at any time maintained, sponsored or contributed or required to be contributed to by any of the Purchased Entities, any Seller, Parent or any of their respective ERISA Affiliates, or with respect to which any of the Purchased Entities, any Seller or any of their respective ERISA Affiliates has any Liability or potential Liability, including, without limitation, any Controlled Group Liability, (b) pertaining to the employment or service with, or termination from employment or service with, any of the Purchased Entities, any Seller, Parent or any of their respective ERISA Affiliates, of any individual or any Liabilities resulting from being an employer or a co-employer under Law, (c) relating to or arising under or in connection with Environmental and Safety Requirements, (d) with respect to Taxes (including any and all Transfer Taxes), (e) relating to any Indebtedness,
(f) arising out of any transactions made or entered into outside of the ordinary course of business, including any payments required under the Purchase and Sale Agreement between Refco Group Ltd., LLC, and Cargill, Incorporated, dated as of June 21, 2005, (g) relating to or arising out of the operation of the Business prior to the Closing Date (or the applicable Subsequent Closing Date with respect to a Delayed Purchase Asset), (h) constituting losses, costs or expenses (including fines, penalties, attorney fees and the costs of any investigations, regardless of whether initiated by Buyer or otherwise) associated with, relating to or arising out of any civil or criminal Proceeding against, involving, or related to the Sellers or any of their Affiliates or any of their respective Representatives or the Acquired Assets, (i) arising from state and bankruptcy law theories of recovery, including fraudulent transfer, and (j) without limiting the foregoing, all of the Liabilities of the Sellers set forth in Schedule 2.2(d) (as revised from time to time pursuant to Section 2.3). With respect to (a) and (b), for purposes of this definition, "Seller" shall be deemed to include the Sellers, Parent and all Affiliates and Subsidiaries of any Seller and any predecessors to any Seller and any Person with respect to which any Seller is a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise), but shall not include Purchased Entities.

         "Final Order" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon; (b) as to which the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024 shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed within ten (10) days of the entry of the order at issue.

         "Futures Commission Merchant" has the meaning ascribed to such term in
Section 1a(20) of the Commodity Exchange Act.

         "FX Business" means the business, as previously or currently conducted by Refco Capital Markets Ltd., encompassing execution, clearing, securities financing, securities lending, custody and trade processing in the foreign exchange markets for institutional clients, wherever located, and activities related or ancillary thereto.

         "GAAP" means United States generally accepted accounting principles as in effect as of the date hereof.

         "Governance Documents" means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs as well as any agreements governing the rights of holders of Equity Interests with respect to such Equity Interests or the governance of the issuers of such Equity Interests. For example, the "Governance Documents" of a corporation would be its certificate of incorporation, by-laws and shareholder agreement (if any), the "Governance Documents" of a limited partnership are its certificate of limited partnership and its limited partnership agreement or other similar agreement (if any) and the "Governance Documents" of a limited liability company are its certificate of formation and its operating agreement or other similar agreement (if any).

         "Governmental Entity" means any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any successor law and the rules and regulations thereunder or under any successor law.

         "ICTA" means the Income and Corporation Taxes Act of 1988.

         "Indebtedness" of any Person means, without duplication, (A) all indebtedness for borrowed money (including all principal, interest, premiums, penalties, and breakage fees), (B) all obligations evidenced by notes, bonds, debentures or similar instruments or pursuant to any guaranty (excluding, in any event, the amounts covered in clause (A) and trade payables), (C) all obligations (including breakage costs) payable under interest rate protection agreements, and (D) all obligations under capital leases or for deferred purchase price of property or services.

         "Information and Records" of any Person means all books and records (other than minute books and corporate records, but including accounting and other financial books and records), files, databases, plans, specifications, technical information, Confidential Information, price lists, promotional materials, advertising copy and data, marketing research and information, competitive analyses, customer impact analyses, sales records, service records, Tax records, customer lists and files (including customer credit, collection, deposit and complaint information), customer profiles and other customer information, vendor lists and files, and all other proprietary information of such Person.

         "Intellectual Property Rights" means any and all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent rights, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations thereof; (b) all trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, and Internet domain names, together with all translations, adaptations, derivations, and combinations thereof, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing (collectively, "Marks"); (c) all works of authorship, copyrights, and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential information (including ideas, research and development, know-how, compositions, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all technologies, processes, formulae, algorithms, architectures, layouts, look-and-feel, designs, specifications, and methodologies; (f) all software, including source code, executable code, data, databases, Web sites, firmware, and related documentation ("Software"); and (g) all other proprietary and/or intellectual property rights.

         "Inter-Company Debt" means any Indebtedness owed by any of the Purchased Entities to Parent or any of Parent's Subsidiaries that are not Purchased Entities.

         "IP Licenses" means any applicable license or agreement in which Intellectual Property Rights have been licensed from third parties for use in connection with the Business.

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity or Self-Regulatory Organization, or other requirement or rule of law.

         "Liabilities" means, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, matured or unmatured of such Person, whether accrued, vested or otherwise, whether known or unknown, foreseen or unforeseen, and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

         "Lien" means any mortgage, pledge, security interest, right of first refusal, right of first offer, option, encumbrance, restriction on voting or transfers, lien, charge or other legal or equitable encumbrances of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code as in effect in the state of New York or any similar statute (other than to reflect ownership by a third party of property leased to any of the Sellers or Purchased Entities under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

         "London Broker Entities" means Refco Overseas, Trafalgar Commodities Ltd., Greenwich Europe, Limited, Cargill Investor Services Ltd. and Refco Trading Services (UK) Ltd. (and its London-based subsidiaries).

         "London Business" means the Business as conducted through the London Broker Entities other than Business, personnel, assets, accounts or liabilities (which for avoidance of doubt shall be Excluded Assets and Excluded Liabilities as applicable) relating to, arising out of or resulting from the Dusseldorf, Geneva, South Africa or other non-UK branches or subsidiaries of London Broker Entities or the clients of such branches or subsidiaries, directly or indirectly.

         "Material Adverse Effect" means a material and adverse effect upon (i) the business, assets, liabilities, condition (financial or otherwise), or results of operation of the Business, taken as a whole or (ii) the ability of the Sellers to consummate the transactions contemplated by this Agreement; provided, in no event shall any of the following be taken into account (alone or in combination with any other event identified in this proviso) in determining whether there has been such a Material Adverse Effect: (i) any change, event, circumstance, development or effect primarily attributable to conditions generally affecting the regulated futures and commodities trading industry, except to the extent that any such change, event, circumstance, development or effect has an adverse effect on the Sellers and the Purchased Entities that is disproportionately greater than the adverse effect on comparable entities operating in such industries; (ii) general economic, political or market conditions, or acts of terrorism or war (whether or not formally declared) except to the extent that any such conditions or acts have an adverse effect on the Sellers and the Purchased Entities that is disproportionately greater than the adverse effect on comparable entities operating in the regulated futures and commodities trading industry; (iii) any change in Law; and (iv) any reduction or change in the Segregated Account Balance; provided further, that the filing or pendency of the Cases and any customary proceedings thereunder are not by themselves a Material Adverse Effect.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) of ERISA.

         "Multiple Employer Plan" means a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

         "Net Regulatory Capital" means, (i) with respect to each Seller or Purchased Entity regulated by the CFTC, the amount determined from line item 6, box 3100 of the US Regulatory Accounting Report; (ii) with respect to each Seller or Purchased Entity regulated by the Monetary Authority of Singapore, the line item number 23 labeled "Financial Resources/Adjusted Net Head Office Funds" or "Adjusted Net Capital," as the case may be, in the Singapore Regulatory Accounting Report; and (iii) with respect to any other Seller or Purchased Entity regulated in connection with the conduct of its business, the comparable net regulatory capital amount reflected on such entity's comparable Regulatory Accounting Report form.

         "Order" means any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

         "Permits" means all approvals, authorizations, consents, licenses, franchises, permits, registrations and other rights granted by Governmental Entities.

         "Person" means an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

         "Proceeding" means any action, arbitration, audit, claim, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity, Self-Regulatory Organization or arbitrator.

         "Purchased Entities" mean all of Refco Carlton Ltd, Refco Sify Securities (India) Ltd., Hanmag Refco Futures Corp., Kaf-Refco Futures (Malaysia) and Polaris Refco Co Ltd.

         "Regulatory Accounting Reports" means, (i) with respect to each Seller or Purchased Entity regulated by the CFTC, the US Regulatory Accounting Report; and (ii) with respect to any other Seller or Purchased Entity that is a regulated entity, the corresponding report required to be filed with the applicable regulatory body in the applicable jurisdiction.

         "Regulatory Accounting Standards" means, with respect to any Seller or Purchased Entity that is a regulated entity, the standards pursuant to which such Seller must prepare Regulatory Accounting Reports in order to be in compliance with applicable Laws.

         "Related Documents" means any Contracts, documents or instructions to be executed and/or delivered in connection with this Agreement and the transactions contemplated in this Agreement.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any lender, investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person, its subsidiaries or its representatives).

         "Required Consent" means all Regulatory Consents and all consents set forth on Schedule 5.7.

         "Sale Motion" means a motion for entry of the Sale Order.

         "Sale Notice" means the notice given pursuant to the Bid Procedures Order.

         "Sale Order" means an order of the Bankruptcy Court in the cases of each or any of the Debtors (including the Company) authorizing and approving this Agreement and the sale of the Business; references herein to the "Sale Order" shall be deemed to refer to the Sale Order applicable to the Debtor referred to.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Business" means the U.S. government securities business, as previously or currently conducted by Refco Securities, including execution, clearing, securities financing, securities lending, custody and trade processing in United States Government Securities and all activities related or ancillary thereto.

         "Segregated Account Balance" means the total amounts required to be segregated by the Company as determined from line 6 of CFTC Form 1-FR-FCM "Statement of Segregation Requirements and Funds in Segregation for Customers Trading in U.S. Commodity Exchanges," an example of which is attached hereto as Exhibit A as to which the Segregated Account Balance as of October 17, 2005 is $4,777,131,210.49.

         "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc., the American Stock Exchange, the National Futures Association, the Chicago Mercantile Exchange, the Chicago Board of Trade, the New York Stock Exchange, Inc., any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), any other derivatives clearing organization or securities exchange, futures exchange, contract market, commodities market, clearinghouse or corporation or other similar federal, state or foreign self-regulatory body or organization including, but not limited to, those in Singapore and London.

         "Seller Transition Services Agreement" means a transition services agreement to be entered into by and between Buyer, on the one hand, and the applicable Subject Entity, on the other hand, as a condition to the Initial Closing, as further described in Section 2.7.

         "Subject Entities" means Parent, each Seller and each of the Purchased Entities.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager, managing director, managing member or board, or general partner of such partnership, limited liability company, association or other business entity.

         "Take-or-Pay Fee" means the London Take-or-Pay Fee, the Singapore Take-or-Pay Fee, the Canada Take-or-Pay Fee or the Hong Kong Take-or-Pay Fee, as applicable.

         "Tax" means (i) all United States federal, state, and local and non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any kind or nature whatsoever, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, consumption, goods and services, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; (iii) any liability for the payment of any amount of a type described in clause (i) or clause (ii) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person; and (iv) any liability for payment by a Purchased Entity to any non-Purchased Entity for the surrender of losses or other amounts to any Purchased Entity by way of group relief or consortium relief in accordance with the ICTA.

         "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         "Transfer Tax" means any federal, state, county, local, foreign and other sales, use, transfer, real property transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

         "Undermargined Account" means a customer account that is on margin call as a result of such customer account failing to maintain such original or variation margin in such amount as (a) is required by Seller in the ordinary course or (b) is required pursuant to applicable Law or exchange requirements; provided, however, that if at any time after the Closing Date any such account shall cease to fall within category (a) or (b) above as a result of payment by the customer not funded directly or indirectly by the Sellers, such account shall not thereafter be an Undermargined Account.

         "US Regulatory Accounting Report" means CFTC Form 1-FR-FCM "Statement of the Computation of the Minimum Capital Requirements" substantially in the form of Exhibit C.

Section 1.2 Other Defined Terms. The following additional capitalized terms shall have the meanings defined for such terms in the Sections set forth below:

                           Term                                      Section
                  --------------------------------------------     -------------
                  Acquired Assets                                   2.2(a)
                  Additional Asset Sales                            9.2(i)(i)(I)
                  Adjusted Purchase Price                           3.1(c)
                  Allocation                                        12.16
                  Assumed Liabilities                               2.2(c)
                  Balance Sheet                                     5.10(a)
                  Bankruptcy Court                                  Recitals
                  Broker Entities Intellectual Property Rights      5.17(a)
                  Business Marks                                    8.11(a)
                  Business Employees                                8.17(a)
                  Buyer                                             Preamble
                  Buyer Benefit Plan                                8.17(b)
                  Buyer Qualified Plan                              8.17(d)
                  Buyer's Price Estimate                            3.4
                  Case                                              Recitals
                  Cases                                             Recitals
                  Claim                                             11.3(a)
                  Closing                                           4.1
                  Closing Date                                      4.1
                  Closing Report                                    3.5(a)
                  Closing Statement                                 3.5(a)
                  Company                                           Preamble
                  Company Breaches                                  11.2
                  Confidentiality Agreement                         8.5(c)
                  Contested Claim                                   11.4(b)
                  Daily Capital Statements                          8.12
                  Damages                                           11.2
                  Debit                                             2.3
                  Deposit                                           3.1(b)
                  Dispute Notice                                    3.5(b)
                  Disputed Items                                    3.5(b)
                  Drop Dead Date                                    10.1(b)
                  Encumbrances                                      5.2(b)
                  Escrow Agent                                      3.1(b)
                  Escrow Account                                    3.1(a)
                  Excepted Account                                  2.9
                  Excepted Account Escrow                           8.21
                  Excluded Assets                                   2.2(b)
                  Final Purchase Price                              3.5(d)
                  F/X Associates                                    Preamble
                  Indemnitor                                        11.3(a)
                  Independent Accountants                           3.5(c)
                  Initial Closing                                   4.1
                  Initial Closing Date                              4.1
                  Intellectual Property License Agreement           2.6
                  Latest Regulatory Statements                      5.10(a)
                  London Election                                   2.3
                  Marks                                             1.1
                  Material Contracts                                5.21(e)
                  Non-Acceptance Offer Employee                     8.17(a)
                  Notice of Claim                                   11.3(a)
                  Offer Employee                                    8.17(a)
                  Owned Assets                                      5.13
                  Parent                                            Preamble
                  Purchase Price                                    3.1(a)
                  Purchase Price Adjustment Certificate             3.4
                  Qualified Plan                                    5.16(a)
                  RCM                                               Preamble
                  Refco Global Futures                              Preamble
                  Refco Global Holdings                             Preamble
                  Refco Hong Kong                                   Preamble
                  REFCO Mark                                        8.11(a)
                  Refco Securities                                  Preamble
                  Refco Singapore                                   Preamble
                  Refco Taiwan                                      Preamble
                  Reference Segregated Account Balance              3.3(b)
                  Regulatory Consents                               9.1(c)
                  Regulatory Order                                  5.18(d)(v)
                  RIS                                               Preamble
                  Securities                                        2.1
                  Securities Act                                    7.7
                  Segregated Account Adjustment                     3.3
                  Segregated Account Estimate                       3.4
                  Seller 401(k) Plan                                8.17(d)
                  Seller Liquidated Damages                         10.3
                  Sellers                                           Preamble
                  Sellers' Price Estimate                           3.4
                  Software                                          1.1
                  SRO Reports                                       5.18(c)
                  Standard Customer Agreements                      5.21(a)
                  Standard Give-Up Agreements                       5.21(d)
                  Standard Introducing Broker Agreements            5.21(c)
                  Subsequent Closings                               4.1
                  Subsequent Closing Date                           4.1
                  Transferred Employee                              8.17(a)
                  Transition Leases                                 2.7(a)
                  Transition Services                               2.7(a)
                  Unresolved Items                                  3.5(c)
                  Welfare Plan                                      8.17(f)


                                  ARTICLE II
                      PURCHASE AND SALE OF ACQUIRED ASSETS

         Section 2.1 Purchase and Sale of Acquired Assets. Subject to the terms and conditions of this Agreement, including Section 2.4(b), (a) the Sellers shall (and Parent shall cause each of the Sellers to) sell, assign, convey, transfer and deliver to Buyer or its designees at and as of the Initial Closing (or, if applicable, any Subsequent Closing), the Acquired Assets, including all of the issued and outstanding capital stock of the Purchased Entities owned by the Sellers and set forth on Schedule 5.2 (the "Securities"), to be purchased at such Closing, all free and clear of all Liens and Excluded Liabilities; and
(b) in exchange therefor, Buyer shall pay the Adjusted Purchase Price applicable to the Acquired Assets in accordance with Section 3.1 or 3.2, as applicable, and shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Liabilities to be assumed at such Closing. The Sellers shall pay all Cure Amounts in respect of the Assumed Contracts and Assumed IP Licenses and shall bear all Transfer Taxes related to the Sellers' sale of the Acquired Assets and the assumption of the Assumed Contracts and Assumed IP Licenses. After any Closing, Buyer shall be entitled to exercise all rights attached or accruing to the Acquired Assets purchased at such Closing, including the right to receive all dividends, distributions or any return of capital declared, paid or made by any of the Purchased Entities in respect of the Securities on or after the relevant Closing Date.

         Section 2.2 Assets and Liabilities.

                  (a) Acquired Assets. For purposes of this Agreement, "Acquired Assets" means, subject to Section 2.3, (i) all of the assets, properties, rights, agreements and other interests of the Sellers (other than Contracts and Excluded Assets, but including the Securities), whether tangible or intangible, wherever located, that are used, useful or held for use in, primarily related to, material to or necessary for the operation or conduct of the Business by the Sellers, including those set forth on Schedule 2.2(a), as the same shall exist on the applicable Closing Date, and (ii) each Contract set forth on Exhibit 1 to Schedule 2.2(a). For the avoidance of doubt, if any Acquired Asset is not sold, assigned, conveyed, transferred or delivered to Buyer or its designees on the Initial Closing Date, whether pursuant to Section
2.3 or otherwise, such Acquired Asset shall be sold, assigned, conveyed, transferred or delivered as the same shall exist on the Subsequent Closing Date applicable to such Acquired Asset or, in the case of an Acquired Asset that is a Contract, as promptly as possible in accordance with the procedures for assumption and assignment of Contracts set forth in the Sale Order; provided, that with respect to any Acquired Asset that is subject to a right of first refusal or other option to purchase that predates the Cases and does not constitute a Lien of which the Acquired Assets may be sold free and clear pursuant to the Sale Order under applicable law, and provided such right or option is exercised, then the Acquired Assets shall include, in lieu of such Acquired Asset, all proceeds of the sale of any such Acquired Asset and such proceeds shall be conveyed to the Buyer as promptly as possible.

                  (b) Excluded Assets. The Subject Entities and Buyer hereby acknowledge and agree that Buyer shall not purchase, acquire or accept from the Sellers, any of the rights properties, agreements or assets set forth in
Schedule 2.2(b) as it may be revised from time to time pursuant to Section 2.3 (such rights, properties, agreements and assets being referred to herein, collectively, as the "Excluded Assets").

                  (c) Assumed Liabilities. For purposes of this Agreement, "Assumed Liabilities" means (i) all Liabilities of the Sellers that are required to be performed, and that accrue, on or after the applicable Closing Date under the Assumed Contracts and Assumed IP Licenses (but excluding any Liabilities of the Sellers in respect of a breach by any Seller of or default by any Seller under such Assumed Contracts or Assumed IP Licenses prior to the applicable Closing Date), to the extent such Assumed Contracts and Assumed IP Licenses, and all rights of the Sellers thereunder, are effectively assigned to Buyer at such Closing, (ii) Liabilities for accrued vacation, sick time and time-off with respect to any Transferred Employee, as set forth in Section 8.17(c), and (iii) all Customer Account Liabilities as of the applicable Closing Date of the type required to be listed on Lines 22A through D ("Equities in commodity accounts") of CFTC Form 1-FR-FCM (and comparable liabilities on the comparable form with respect to any foreign regulated FCM) with respect to any Customer Accounts that are conveyed to Buyer pursuant to this Agreement. For the avoidance of doubt, (1) Assumed Liabilities shall not include any Excluded Liabilities, and (2) Buyer shall not be responsible for any Liabilities resulting from the ownership, use, operation or maintenance of the Acquired Assets, or the conduct of the Business by the Sellers, prior to the Closing.

                  (d) Excluded Liabilities. The Subject Entities and Buyer hereby acknowledge and agree that Buyer shall not accept, assume, agree to pay, perform or otherwise discharge or satisfy or be liable for any Excluded Liabilities.

         Section 2.3 Option to Modify the Asset and Liability Schedules. From and after the date hereof until 60 days after the Initial Closing Date (and solely in respect of Transition Leases, until the termination of the Buyer Transition Services Agreement), Buyer may by written notice to the Sellers amend or modify any of the Asset and Liability Schedules to include in or exclude from each Asset and Liability Schedule additional assets or additional Liabilities relating to the Business; provided, that in no event will Buyer have the right to amend Schedule 2.2(b) to remove any item included in Part I of such Schedule 2.2(b); provided, further that no Asset and Liability Schedule may be amended to exclude an asset (other than assets constituting "plant, property and equipment") that was purchased at any Closing (or subsequently) or to exclude any liability that was assumed at any Closing or subsequently. For the avoidance of doubt, all Customer Accounts shall be Acquired Assets. The parties agree that the Purchase Price shall not be increased, reduced or otherwise amended on account of any election under this Section 2.3, it being understood and agreed that the Purchase Price entitles Buyer to accept and assume or reject such assets or liabilities of the Sellers as Buyer may in its sole discretion determine, other than the assets and liabilities set forth on
Part I of Schedule 2.2(b). Buyer agrees that, provided that the conditions precedent to its obligation to close have been satisfied or waived (other than, with respect to the London Business, the receipt of all required Regulatory Consents), it shall at its election (solely as to London, the "London Election") either (a) acquire all of the Acquired Assets (including all Leases) and assume the Assumed Liabilities associated with such Acquired Assets (other than Excluded Liabilities) with respect to the London Business and the Business in Canada and shall be responsible for all severance and termination costs associated with such Acquired Assets, or (b) pay the Take-or-Pay Fee with respect to such region, as set forth in Section 10.3; provided, that Buyer shall, by notice to the Parent, make the London Election no later than the date that is four weeks from the date hereof; provided, further, that if Buyer elects option (a) above with respect to the London Business and notifies the Parent of its intent that an entity other than Buyer or its Affiliates shall be Buyer's designee for receipt of the Acquired Assets relating to such business, then Buyer's obligation to close on the London Business shall be tolled until (and the Drop Dead Date as to the London Business shall become) the date that is 90 days from the date hereof. Once any such Acquired Asset has been acquired or liability assumed, that asset or liability cannot be transferred or otherwise conveyed back to Sellers.

         Section 2.4 Assignment of Contracts and Licenses.

                  (a) Subject to the applicable provisions of the Sale Order and the other terms and conditions of this Agreement, as soon as possible (but in no event prior to the Initial Closing Date) after any Contract (including any IP License) is listed on Exhibit 1 to Schedule 2.2(a) (as revised from time to time pursuant to Section 2.3), (i) the Sellers that are Debtors shall assume and assign to Buyer or its designees, and Buyer or its designees shall take assignment of, all of each such Seller's title, right and interest in and to each such Assumed Contract, free and clear of any and all Liens and Excluded Liabilities, and (ii) the Sellers that are not Debtors shall assign to Buyer or its designees, and Buyer or its designees shall take assignment of, all of each such Seller's title, right and interest in and to each such Assumed Contract, free and clear of any and all Liens and Excluded Liabilities.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Assumed Contract or Assumed IP License if pursuant to Section 365 of the Bankruptcy Code (if applicable) or other applicable law, an assignment thereof requires the consent of a third party thereto and such consent is not obtained at or prior to the applicable Closing, in which case the provisions of Sections 2.7, 8.4 and 8.5(a) shall apply; provided, that (x) this sentence shall not limit or otherwise affect the terms of Section 5.5, and (y) the Sellers shall provide to Buyer, by whatever measures are necessary, the equivalent of the entire benefit Buyer would have realized from the assignment of such Assumed Contract or Assumed IP License to Buyer.

         Section 2.5 Bill of Sale, Assignment and Assumption Agreements. At or as of the applicable Closing, Parent shall cause each Seller to deliver to Buyer or its designated Affiliate a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit D.

         Section 2.6 Intellectual Property Rights. With respect to any Acquired Asset consisting of Intellectual Property Rights owned by the Sellers or their Affiliates that are used or useful in the operation of the businesses of the Sellers or their Affiliates, (a) if such Intellectual Property Rights are not substantially related or material to the Business and are listed on Schedule
2.6 then, at the Sellers' option, the Sellers may retain all right, title and interest in and to such Intellectual Property Rights and shall grant to the applicable Purchased Entity and/or Buyer and/or one or more designees of Buyer a transferable, royalty free, worldwide, perpetual, irrevocable license to use such Intellectual Property Rights in the conduct of its business, and (b) for any Intellectual Property Rights for which the Sellers do not exercise the right described in clause (a) or which are substantially related or material to the Business, Buyer or the applicable Purchased Entity shall grant the Sellers and their Affiliates a non-exclusive, royalty free, worldwide, perpetual, irrevocable license to use such Intellectual Property Rights in the conduct of their respective businesses, but only to the extent the conduct of such business is not prohibited by this Agreement. Such license shall be transferable (per entire assignment in whole but not in part) and sublicenseable on an exclusive and perpetual basis but in each case only in connection with the divestiture, sale or transfer to a third party of business lines or Affiliates of Parent or Sellers after the Closing Date and only if such transferee agrees to such restriction. Any license to Intellectual Property Rights described in this Section shall be memorialized in a license agreement agreed upon by the parties (an "Intellectual Property License Agreement"), which shall include other customary terms and conditions to be agreed upon by the parties, acting reasonably and in good faith, to include disclaimers, indemnification and liability limitations.

         Section 2.7 Transition Services Agreements.

                  (a) Pursuant to the Buyer Transition Services Agreement, Parent and the Sellers will (or will cause their Affiliates to) provide to Buyer, its designees and/or the Purchased Entities, for a term of 270 days after the Initial Closing, as reasonably requested by Buyer, such services (i) as Parent, the Sellers and/or their respective Affiliates currently provide to the Business, including the benefit of IP Licenses (including Assumed IP Licenses described in Section 2.4(b) until such IP Licenses can be assigned) that are not at the time Assumed IP Licenses, the benefit of real property leases of the Sellers necessary to permit the Buyer and its Affiliates (including the Purchased Entities) to conduct the Business as it has previously been conducted (including, without limitation, those leases set forth on Schedule 2.7) (the "Transition Leases"), access to software (including the Easyscreen software), data and communications services, and other administrative and information technology services, in each case to the extent currently provided to the Business, but excluding any services that the Sellers or their respective Affiliates are not reasonably able to provide due to the transfer of an Acquired Asset, Transferred Employee, Assumed IP License or Assumed Contract to Buyer or a Purchased Entity, and (ii) as may otherwise be agreed to by Seller upon the request of Buyer, such agreement not to be unreasonably withheld, including in connection with the transition of the services described in (i) above to the Buyer ((i) and (ii), collectively, "Transition Services"). The Buyer Transition Services Agreement shall provide that all Transition Services provided by Parent, the Sellers and/or their respective Affiliates shall be provided at cost (including costs and expenses associated with implementation and connectivity between the parties), and shall otherwise contain customary terms and conditions to be agreed upon by the parties, acting reasonably and in good faith, to include disclaimers, indemnification and liability limitations; provided, that such costs shall only reflect direct, out-of-pocket costs of providing the services covered thereby, such as (1) salaries, overtime, and benefit allocation of fully dedicated or portions of partially dedicated personnel, (2) costs of third parties, contractors or temporary employees, and (3) rent and utility costs based on the proportional usage between the employees who are fully dedicated to providing the services and the other employees of the Sellers; provided, further, that such costs shall not include (1) any allocation of overhead costs (such as human resources, legal, accounting, etc.), and (2) any severance costs related to the termination of any of the employees of the Subject Entities following the provision of the Transition Services. The Sellers shall bear all costs and expenses related to obtaining any consents required for the provision of Transition Services. The Buyer may terminate the Buyer Transition Services at any time in whole or in part and for any reason upon ten-days' notice to Parent.

                  (b) With respect to any Acquired Asset consisting of an Assumed IP License or Assumed Contract that is used or useful in the operation of the business(es) of the Sellers and/or their Affiliates following the Closing, and solely to the extent the conduct of such business is expressly permitted in this Agreement, upon the Sellers' request, Buyer and the Purchased Entities shall provide to the Sellers and their Affiliates the benefit of such Assumed IP License or Assumed Contract pursuant to the Seller Transition Services Agreement for a term of 270 days after the Initial Closing (or, with respect to such services, such shorter or longer period as Buyer and the Sellers may agree, such agreement not to be unreasonably withheld). The Seller Transition Services Agreement shall provide that all such services shall be provided at cost (including costs and expenses associated with implementation and connectivity between the parties), and shall otherwise contain customary terms and conditions to be agreed upon by the parties, acting reasonably and in good faith, to include disclaimers, indemnifications and liability limitations; provided, that such costs shall only reflect direct, out-of-pocket costs of providing the services covered thereby, such as (1) salaries, overtime, and benefit allocation of fully dedicated or portions of partially dedicated personnel, (2) costs of third parties, contractors or temporary employees, and
(3) rent and utility costs based on the proportional usage between the employees who are fully dedicated to providing the services and the other employees of the Buyer; provided, further, that such costs shall not include
(1) any allocation of overhead costs (such as human resources, legal, accounting, etc.), and (2) any severance costs related to the termination of any of the employees of the Buyer following the provision of the Transition Services. Buyer shall bear all costs and expenses related to obtaining any consents required for the provision of services under the Seller Transition Services Agreement. Parent may terminate the Seller Transition Services at any time in whole or in part and for any reason upon ten-days' notice to the Buyer. The Seller Transition Services Agreement shall provide that all such services shall, at Parent's or Sellers' request, be provided to former businesses or Affiliates of Parent or Sellers that are divested, sold or otherwise transferred to a third party after the Closing Date if permitted to be operated hereunder (but not for a period beyond 270 days after the Initial Closing
Date).

         Section 2.8 Stock Sale Alternative. At any time prior to a Closing with respect to the Acquired Assets of a Seller, Buyer may elect at its option to acquire all of the capital stock of such Seller and treat such Seller as a Purchased Entity under this Agreement, it being agreed that with respect to such Seller, the parties hereto shall make all reasonable adjustments to ensure that the parties' respective rights and obligations with respect to such Seller are substantially the same as the rights and obligations of the parties had the assets of the Seller been Acquired Assets.

                                  ARTICLE III
                                 PURCHASE PRICE

         Section 3.1 Purchase Price.

                  (a) In consideration for the Securities and the other Acquired Assets and in reliance on the representations, warranties and covenants of Parent, the Sellers and the Purchased Entities contained herein and in the Related Documents, at or prior to the Closing (including any Subsequent Closings) and in the manner set forth below, Buyer shall pay to the Sellers an amount equal to $282,000,000 (the "Purchase Price"; such amount subject to adjustment as provided below), of which seventy-five percent (75%) shall be paid in cash by wire transfer of immediately available funds to an account specified in writing by the Sellers, and twenty-five percent (25%) shall be paid into an escrow account (the "Escrow Account") pursuant to an escrow agreement in the form of Exhibit E attached hereto among Buyer, the Sellers and the Escrow Agent; provided, that if (i) Sellers shall have filed under the HSR Act by the close of business on the date of this Agreement and satisfied their additional conditions to be fulfilled prior to the Closing (other than the Sale Order becoming a Final Order), and (ii) the Initial Closing Date shall not have occurred on or prior to midnight on Monday, November 21, 2005, then the Purchase Price shall be increased by $5,000,000.

                  (b) No later than the close of business on Monday November 14, 2005, Buyer shall deposit with a mutually agreeable escrow agent (the "Escrow Agent"), by certified check or wire transfer of immediately available funds, the sum of $15 million (the "Deposit").

                  (c) Subject to Section 3.2, prior to or on the Initial Closing Date, Buyer shall wire transfer to the Sellers 75% of an amount (the "Adjusted Purchase Price") equal to:

                      (i) the Purchase Price, minus

                      (ii) the Segregated Account Adjustment.

                  (d) Subject to Section 3.2, prior to or on the Initial Closing Date, Buyer shall deposit into the Escrow Account an amount equal to
(i) 25% of the Adjusted Purchase Price, minus (ii) the Deposit.

         Section 3.2 Subsequent Closings. In the event that the Acquired Assets are sold in more than one Closing (i.e., there are Delayed Purchase Assets) the portion of the Adjusted Purchase Price payable in respect of the Acquired Assets to be sold on the Initial Closing Date and the portion payable in respect of the Acquired Assets to be sold at each Subsequent Closing shall be equitably determined in accordance with the guidelines set forth in Schedule
3.2 and shall be paid on the applicable Closing Date, in each case 75% direct to the Sellers in cash as above and 25% into the Escrow Account as above.

         Section 3.3 Purchase Price Adjustment. In the event that the Segregated Account Balance at the end of the Business Day immediately preceding the Closing Date on which the assets of the Company are to be transferred, net of any transfers of deposits pending or in process (the "Reference Segregated Account Balance") is less than $1,750,000,000, the Purchase Price shall be decreased by an amount equal to (a) $1,750,000,000 minus the Reference Segregated Account Balance, divided by (b) $1,750,000,000, multiplied by (c) the Purchase Price (such amount the "Segregated Account Adjustment").

         Section 3.4 Pre-Closing Price Adjustments. On the Business Day immediately prior to the applicable Closing Date (including any applicable Subsequent Closing Dates), the President or Chief Financial Officer of the Company shall deliver to Buyer no later than 12:00 noon, New York City time, a certificate (the "Purchase Price Adjustment Certificate") setting forth (a) the Company's good faith estimated calculation as of such Closing Date of the Segregated Account Balance on such Closing Date (the "Segregated Account Estimate"), and (b) an estimated calculation of the Adjusted Purchase Price (the "Sellers' Price Estimate"). Following the delivery of the Purchase Price Adjustment Certificate to Buyer, the Sellers and Buyer shall discuss the Segregated Account Estimate and the Sellers' Price Estimate and endeavor to resolve any differences. In the event of any disagreement as to any of the items estimated in the Purchase Price Adjustment Certificate or the calculation of the Adjusted Purchase Price, Buyer shall deliver to the Sellers Buyer's good faith estimate as of such Closing Date of the Segregated Account Balance of the applicable Person(s) and a calculation of the Adjusted Purchase Price (the "Buyer's Price Estimate") and shall pay to the Sellers in accordance with Sections 3.1 or 3.2, as applicable, an amount equal to Buyer's Price Estimate (or the applicable portion thereof) and shall deposit the difference between Sellers' Price Estimate and Buyer's Price Estimate in a separate escrow account established specifically for such purpose.

         Section 3.5 Post-Closing Adjustments.

                  (a) No later than the later of (i) the 20th day following the end of the calendar month in which the applicable Closing occurs and (ii) 30th day following such Closing Date, Buyer will prepare and deliver to the Company, a report of the successor in interest to the Company with respect to the Customer Accounts purchased from the Company as of such Closing Date (such report, the "Closing Report"), together with a statement (the "Closing Statement") setting forth Buyer's calculation as of such Closing Date of the Segregated Account Balance and a determination of the amount of the Adjusted Purchase Price. Buyer will prepare the Closing Report and the Closing Statement (including the determinations included therein) in accordance with Section 3.5(e). In the event Buyer shall fail to deliver the Closing Report and the Closing Statement within such 30-day period, the Purchase Price Adjustment Certificate will be treated as the Closing Statement for purposes of Section
3.1 or 3.2, as applicable.

                  (b) During the 20-day period immediately following the Company's receipt of the Closing Report and the Closing Statement, the Company and its representatives (i) will be permitted to review, during normal business hours and upon reasonable notice, the applicable successor's books and records and the working papers related to the preparation of the Closing Report and the Closing Statement (including the determinations included therein), and (ii) will be given reasonable access, during normal business hours and upon reasonable notice, to knowledgeable employees and accounting professionals of Buyer in order to facilitate the Company's review of the Closing Report and the Closing Statement; provided, however, that the review and access described in clauses (i) and (ii) will be conducted at times and in a manner that does not unreasonably interfere with the operation of Buyer's or any of its Affiliates' businesses. The Closing Report and the Closing Statement (including the determinations included therein) will become final, binding and conclusive upon Buyer and the Sellers (a) on the 20th day following the Company's receipt thereof, unless Buyer receives from the Company prior to such 20th day, written notice of the Sellers' disagreement (a "Dispute Notice") with any account or determination set forth in the Closing Report or the Closing Statement or (b) on such earlier date as the Company notifies Buyer that it does not dispute the Closing Report and Closing Statement. Any Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement so asserted (collectively, the "Disputed Items"). Any account or determination set forth or reflected on the Closing Report or the Closing Statement that is not specifically objected to in the Dispute Notice will be deemed final, binding and conclusive upon Buyer and the Sellers upon delivery of the Dispute Notice. If Company timely delivers a Dispute Notice, then the determination of the Adjusted Purchase Price (in accordance with the resolution described in clause
(x) or (y) below, as applicable) will become final, binding and conclusive upon Buyer and the Sellers on the first to occur of (x) the date on which Buyer and the Company resolve in writing all differences they have with respect to the Disputed Items or (y) the date on which all of the Disputed Items that are not resolved by the Buyer and the Company in writing are finally resolved in writing by the Independent Accountants in accordance with Section 3.5(c).

                  (c) During the 15 days following delivery of a Dispute Notice, Buyer and the Company will seek in good faith to resolve in writing any differences which they have with respect to all of the Disputed Items. Any Disputed Item resolved in writing by Buyer and Company will be deemed final, binding and conclusive on Buyer and the Sellers. If Buyer and Company do not reach agreement on all of the Disputed Items during such 15-day period (or such longer period as they shall mutually agree), then at the end of such 15-day (or longer) period Buyer and Company will submit all unresolved Disputed Items (collectively, the "Unresolved Items") to one of the "big four" nationally recognized firms of independent certified public accountants with a nationwide audit and accounting practice as Buyer and Company may mutually agree (the "Independent Accountants") to review and resolve such matters. The Independent Accountants will determine each Unresolved Item (the amount of which may not be more favorable to Buyer than the related amount reflected in the Closing Statement nor more favorable to the Sellers than the related amount set forth in the Dispute Notice) in accordance with Section 3.5(e) as promptly as may be reasonably practicable, and Buyer and Company will instruct the Independent Accountants to endeavor to complete such process within a period of no more than 15 days. The Independent Accountants may conduct such proceedings as the Independent Accountants believe, in their sole discretion, will assist in the determination of the Unresolved Items; provided, however, that, except as Buyer and Company may otherwise agree, all communications between Buyer, Company and the Sellers or any of their respective representatives, on the one hand, and the Independent Accountants, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating party. The Independent Accountants' determination of the Unresolved Items will be final, binding and conclusive on Buyer and the Sellers, effective as of the date the Independent Accountants' written determination is received by Buyer and Company. The fees and expenses of the Independent Accountants will be borne one-half by Buyer and one-half jointly by the Sellers, and each of Buyer and the Sellers will bear its own legal, accounting and other fees and expenses of participating in such dispute resolution procedure.

                  (d) Upon final determination of the Adjusted Purchase Price pursuant to Section 3.5(b) or (c) (the "Final Purchase Price"), an adjustment to the Purchase Price will be determined and paid as follows:

                      (i) If the Estimated Purchase Price exceeds the Final Purchase Price, the Sellers (or their respective successors and assigns, including any post-consummation trusts formed to administer claims against the Debtors' estate) shall within five (5) Business Days of the determination of the Final Purchase Price pay to Buyer the amount of such excess by wire transfer of immediately available funds to the account specified by Buyer. Seller's obligations pursuant to the preceding sentence shall constitute superpriority administrative claims and shall be secured by liens having the priority contemplated by Section 11.2 of this Agreement.

                      (ii) If the Final Purchase Price exceeds the Estimated Purchase Price, Buyer shall within five (5) Business Days of the determination of the Final Purchase Price pay the amount of such excess by wire transfer of immediately available funds, 75% to the Sellers and 25% to the Escrow Account, as above.

                  (e) For the purposes of this Section 3.5, each accounting term used herein will have the meaning that is applied thereto in accordance with Regulatory Accounting Standards and, to the extent consistent with Regulatory Accounting Standards, the accounting principles, policies, procedures and methodologies applied in preparing the Latest Regulatory Statements. Each account included in the Closing Statement and the Closing Report will be consistent with the books and records of the Broker Entities and the definitions herein agreed; provided, that in no event shall any Excluded Liability be included on the Closing Report.



                                  ARTICLE IV
                                    CLOSING

         Section 4.1 Closing; Transfer of Possession; Certain Deliveries. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article X, the initial closing of the transactions contemplated herein (the "Initial Closing") shall take place within one (1) Business Day after the day (and, at the option of Buyer, shall take place on the same day) on which all the conditions precedent set forth in Article IX have been satisfied (or waived) (other than (i) with respect to any Delayed Purchase Assets, the conditions set forth in Section 9.1 or 9.2, and (ii) such conditions which by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or on such other date as the parties hereto shall mutually agree. The Initial Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, at 10:00 a.m., local time, unless the parties hereto otherwise agree. The actual time and date of the Initial Closing are herein called the "Initial Closing Date." In the event that that there are any Delayed Purchase Assets, such Delayed Purchase Assets shall, upon satisfaction or waiver of the conditions set forth in Section 9.1 and 9.2, be acquired at one or more additional Closings (the "Subsequent Closings"). Any Subsequent Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, at 10:00 a.m., local time. The date and time of any Subsequent Closing are herein referred to as a "Subsequent Closing Date." Unless the context otherwise requires, (i) each of the Initial Closing and any Subsequent Closing are herein referred to as a "Closing" and (ii) each of the Initial Closing Date and any Subsequent Closing Date are herein referred to as a "Closing Date."

         Section 4.2 Seller Deliveries. At each Closing (including any Subsequent Closing), the Sellers shall deliver to Buyer:

                  (a) All duly executed Bills of Sale, Assignment and Assumption Agreements with respect to the Acquired Assets and Assumed Contracts being purchased at such Closing and such other instruments of conveyance and assignment as Buyer shall deem necessary or appropriate to vest in Buyer (or its designee, as the case may be) all right, title and interest in, to and under the Acquired Assets and the Assumed Contracts;

                  (b) A certified copy of the Sale Order for the Sellers;

                  (c) The officer's certificates required to be delivered pursuant to Section 9.2(c) hereof;

                  (d) The Price Certification Certificate, duly executed by the President or Chief Financial Officer of the Sellers;

                  (e) All certificates required by all relevant taxing authorities that are necessary to support any claimed exemption from the imposition of Transfer Taxes;

                  (f) Signed resignations of the directors and officers of the Purchased Entities being purchased at such Closing to the extent the same were appointed or designated by Parent or any of its Affiliates;

                  (g) The unit certificates and notes for all of the Securities being purchased at such Closing, endorsed in blank or accompanied by duly executed assignment documents;

                  (h) A certified copy of all required directors' and shareholders' resolutions, consents and waivers;

                  (i) An affidavit or affidavits dated as of the Closing Date and in the form and substance required under the Treasury Regulations issued pursuant to Section 1445(b) of the Code so that Buyer is exempt from withholding any portion of the Purchase Price;

                  (j) A duly executed Seller Transition Services Agreement;

                  (k) A duly executed Intellectual Property License Agreement;
and

                  (l) Such other documents as Buyer may deem reasonably necessary or appropriate.

         Section 4.3 Buyer Closing Deliveries. At the Closing (including any Subsequent Closing), Buyer shall deliver to the Sellers:

                  (a) The Adjusted Purchase Price applicable to the Acquired Assets being purchased at such Closing;

                  (b) The officer's certificate required to be delivered pursuant to Section 9.3(c) hereof;

                  (c) A duly executed Buyer Transition Services Agreement; and

                  (d) A duly executed Intellectual Property License Agreement.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                           AND THE PURCHASED ENTITIES

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and except as set forth on a schedule corresponding to such representation or warranty delivered in accordance herewith, the Sellers hereby jointly and severally represent and warrant to Buyer as follows:

         Section 5.1 Existence; Good Standing and Power. Each Purchased Entity and each Seller is an entity duly organized, validly existing and in good standing under the laws of the state of or jurisdiction of its organization, formation or incorporation. Each of the Purchased Entities and the Sellers is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the character of its properties or assets (including the real property) or the operation of the Business so require except to the extent failure to be so qualified or licensed would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Each of the Purchased Entities and the Sellers has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate the assets owned by it, to carry on, in all material respects, the Business and, subject to entry of the Sale Order, to execute and deliver this Agreement and the Related Documents and to perform its respective obligations hereunder and thereunder. Schedule 5.1 sets forth a complete list of the Governance Documents of each of the Purchased Entities in effect as of the date hereof.

         Section 5.2 Capitalization.

                  (a) Schedule 5.2 sets forth, with respect to each of the Purchased Entities, its name, type of entity, the jurisdiction and date of its formation, its authorized Equity Interests (if applicable), the number and type of its issued and outstanding Equity Interests and the current ownership of such Equity Interests.

                  (b) All the Securities (i) are owned by the Sellers free and clear of all Liens, agreements, voting trusts, proxies or restrictions of any kind ("Encumbrances") and (ii) have been duly authorized, validly issued and are fully paid and non-assessable.

         Section 5.3 Authority. Prior to its execution of this Agreement, each of the Purchased Entities and the Sellers has taken all necessary or appropriate corporate, partnership, or limited liability company actions (including obtaining any required affirmative vote or written consent of directors or Equity Interest holders) to authorize the execution and delivery of this Agreement and the Related Documents and the performance of its obligations hereunder and thereunder, subject to the Sale Order.

         Section 5.4 Execution and Binding Effect. Upon execution of this Agreement by each of the Sellers, this Agreement and the Related Documents will have been duly and validly executed and delivered by each of the Sellers and this Agreement and the Related Documents will, subject to entry of the Sale Order, constitute the legal valid and binding obligation of each of the Sellers enforceable against each of the Sellers in accordance with their respective terms.

         Section 5.5 No Violation. Except as disclosed on Schedule 5.5, the execution, delivery and performance by the Sellers of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, give rise to any right of acceleration, payment, amendment, cancellation or termination, or result in or require the creation or imposition of any Lien against or with respect to any of the Securities or the Acquired Assets or any interest therein, under (a) the Governance Documents of any of the Purchased Entities or Sellers or any resolution adopted by the board of directors, shareholders, members or general partners (as applicable) of any of the Purchased Entities or the Sellers and not rescinded, (b) subject to approval of the Sale Order, any Contract or other instrument to which any of the Purchased Entities or Sellers is a party or by which any of the Purchased Entities or the Sellers or any of its respective properties or assets is bound, (c) any Order of any Governmental Entity or Self-Regulatory Organization to which any of the Purchased Entities or the Sellers is bound or subject, or (d) any Law applicable to any of the Purchased Entities, the Business or any of the Acquired Assets.

         Section 5.6 Prior or Preferential Rights. There are no prior or preferential rights, rights of first refusal, rights of first offer or other similar rights of any party (other than Buyer) to purchase or otherwise acquire the Business, the Acquired Assets of or any Securities.

         Section 5.7 Third Party Approvals. Except for (i) any approvals required in order to comply with the provisions of the HSR Act, if necessary,
(ii) the Sale Order and (iii) any other third party approvals set forth on
Schedule 5.7, the execution, delivery and performance by the Subject Entities of this Agreement, the Related Documents and the transactions contemplated hereby do not and will not require, subject to the approval of the Sale Order, any consents, waivers, authorizations or approvals of, or filings with, any Persons that have not been obtained by the Purchased Entities.

         Section 5.8 Brokers and Finders. Parent and certain of its Affiliates have engaged Greenhill & Co., LLC to assist them in connection with the matters contemplated by this Agreement and shall be solely responsible for the fees and expenses of such firm. The Sellers and the Purchased Entities have not otherwise engaged any person not a party to this Agreement in such a manner as to give rise to any claim by any such person against Buyer or any of the Purchased Entities for any brokerage commissions, finder's fees or other like payments.

         Section 5.9 Taxes. Each of the Sellers and the Purchased Entities has filed (or has had filed on its behalf) all income and other material Tax Returns that it was required to file under applicable laws and regulations. Except as set forth on Schedule 5.9, all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes shown as due on such Tax Returns have been paid. To the knowledge of Parent, none of the Purchased Entities is liable for any Taxes of any Person other than the Purchased Entities, including any Taxes for which the Purchased Entities are liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law), as a transferee or successor, by contract or otherwise. To the knowledge of Parent, there is no material action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to any Purchased Entity in respect of any Tax. To the knowledge of Parent, no Purchased Entity has received any notice of deficiency or assessment from any taxing authority with respect to material liabilities for Taxes of any Purchased Entity which have not been paid or finally settled.

         Section 5.10 Regulatory Accounting Reports.

                  (a) Attached hereto as Exhibit F are the Regulatory Accounting Reports of each of the Purchased Entities, dated as of September 30, 2005 (collectively, the "Latest Regulatory Statements") or to the extent Regulatory Accounting Reports are not created for a Purchased Entity, the balance sheets for the Purchased Entities, dated as of September 30, 2005 (each, a "Balance Sheet").

                  (b) The Latest Regulatory Statements or Balance Sheets, as applicable have been prepared from, and are in accordance with, the books and records of the Purchased Entities, are true, correct and complete in all material respects, fairly present the financial condition and the operating results and cash flows of the Purchased Entities as of the dates and for the periods then ended, and have been prepared in accordance with the Regulatory Accounting Standards applicable to each Purchased Entity consistently applied throughout the Latest Regulatory Statements and the periods covered thereby.

                  (c) Except (1) as disclosed in the Latest Regulatory Statements or Balance Sheets, as applicable, or (2) as incurred after the date of the Latest Regulatory Statement or Balance Sheet in the ordinary course of business, provided that such Liability was not incurred in violation of this Agreement, there are no undisclosed Liabilities with respect to the Purchased Entities or the Business.

                  (d) Since the date of the Latest Regulatory Statements or Balance Sheets as applicable, there has been no change by any of the Purchased Entities or the Sellers in accounting methods or principles or the application thereof or any change in any of the Purchased Entities' or Sellers' policies or practices, including with respect to items affecting Net Regulatory Capital, risk measurement (including value-at-risk metrics) or margin requirements, except as required by the applicable Regulatory Accounting Standards.

         Section 5.11 Indebtedness. None of the Purchased Entities has any outstanding Indebtedness to any Affiliate other than Inter-Company Debt listed on Schedule 5.11, all of which constitutes Securities being sold to Buyer hereunder.

         Section 5.12 Books and Records. Except as set forth on Schedule 5.12, the books of account and other financial records of the Purchased Entities and the Sellers, all of which have been made available to Buyer, are true, complete and correct in all material respects, represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The Liabilities of each Purchased Entities as of the date hereof are solely the Liabilities of such Purchased Entity itself and no such Purchased Entity has any Liability in respect of any outstanding or undischarged Liability of Parent or any Affiliate of Parent (other than such Purchased Entity). To the knowledge of Parent and the Sellers, the minute books of the Purchased Entities, all of which have been made available to Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, members, the board of directors, the board of managers and committees of the board of directors (as applicable) of the Purchased Entities, and no meeting of any such shareholders, members, board of managers, board of directors, committee has been held for which minutes have not been prepared or are not contained in such minute books. Each of the Purchased Entities and the Sellers have maintained all books of account, financial records, minutes books and other records of such Purchased Entity and the Seller (including electronic files and correspondence) and has not engaged in the destruction of any such documents.

         Section 5.13 Title to Acquired Assets; Condition of Acquired Assets. Except as set forth on Schedule 5.13(a), (a) the Sellers have, and from and after the applicable Closing, Buyer shall have, good and valid title (or in the case of leases, or other agreements, the full and unencumbered right to exercise their respective rights under such leases and other agreements) to, or a valid leasehold interest or license in, all of the Acquired Assets (including the Securities and including the exchange seats described on Schedule 5.13(b)(1)), free and clear of all Liens and Excluded Liabilities, and (b) each of the Purchased Entities has good and valid title (or, in the case of leases, or other agreements, the full and unencumbered right to exercise their respective rights under such leases and other agreements) to, or a valid leasehold interest or license in, all of its respective assets, whether tangible or intangible, free and clear of all Liens and Excluded Liabilities, including all Information and Records, Permits and Intellectual Property Rights used or useful in connection with the operation of the Business (the assets described in clause (a) and (b), the "Owned Assets").

         Section 5.14 Sufficiency of Acquired Assets. The Owned Assets, together with the assets listed on the Schedule delivered by Parent pursuant to
Section 8.2, and Buyer's rights under this Agreement and the Related Documents (including the assets, rights and services to be made available under the Buyer Transition Services Agreement) constitute all of the assets, properties, Contracts, licenses, accounts and rights primarily related to, material to or necessary to carry on the Business as a going concern on a basis consistent with past prudent practices of each of the Purchased Entities and the Sellers.

         Section 5.15 Real Property and Realty Rights. None of the Purchased Entities or the Sellers owns any real property.

         Section 5.16 Employee Benefits.

                  (a) Schedule 5.16 contains a complete and correct list of each Employee Benefit Plan, separately designating each Employee Benefit Plan that is a Multiemployer Plan and each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan").

                  (b) Each of the Purchased Entities, Sellers and each of their respective ERISA Affiliates are and have been at all times in material compliance with the requirements of COBRA and under any corresponding or similar provisions of foreign laws or regulations. No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or any corresponding or similar provisions of foreign laws or regulations and none of the Purchased Entities, Sellers or their respective ERISA Affiliates has contributed to, or has any obligations or liability under, any such plan. No Employee Benefit Plan to which Parent or any of its Affiliates contributes or is obligated to contribute or has contributed or been obligated to contribute is a Multiple Employer Plan or Multiemployer Plan. None of the Purchased Entities, Sellers nor any of their respective ERISA Affiliates has any liability or potential liability under Title IV of ERISA or under any corresponding or similar provisions of foreign laws or regulations that could reasonably be expected to become a liability of Buyer, including on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203 of ERISA, respectively) from any Multiemployer Plan or a failure to make any required contribution to any Multiemployer Plan. With respect to each Multiemployer Plan or Multiple Employer Plans to which any of the Purchased Entities or Sellers or any of their respective ERISA Affiliates has an obligation to contribute or any other liability or obligation: (i) all contributions required to be made by such entity have been timely made; (ii) no such Multiemployer Plan or Multiple Employer Plan is or is expected to be in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA); (iii) no withdrawal liability has been incurred by or assessed against such entity that has not been satisfied; and (iv) no such Multiemployer Plan or Multiple Employer Plan has an application pending for or has received a minimum funding waiver under Section 412 of the Code or has elected to defer or given notice that it intends to elect to defer any net experience loss charge pursuant to Section 412(b)(7)(F) of the Code or Section 302(b)(7)(F) of ERISA. The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries. The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked and, to the knowledge of Parent, no existing circumstances and no events have occurred that could adversely affect the qualified status of any such Qualified Plan or the related trust.

         Section 5.17 Intellectual Property.

                  (a) Except as set forth on Schedule 5.17, (i) there are no Proceedings (including opposition, interferences and cancellation petitions and like proceedings) against any of the Purchased Entities, Sellers or any of their Affiliates that were either made within the past two (2) years, are presently pending, or, to the knowledge of any of the Subject Entities, threatened, contesting the validity, use, ownership, enforceability or registrability of any of the Intellectual Property Rights (A) owned by the Purchased Entities or (B) owned by any of their Affiliates (including the Sellers) and primarily used for, material to or necessary for the operation of the Business as presently conducted (collectively, the "Broker Entities Intellectual Property Rights"), and, to the knowledge of any of the Subject Entities, there is no reasonable basis for any such claim, (ii) to the knowledge of the Subject Entities, none of the Purchased Entities or Sellers are infringing, misappropriating or otherwise conflicting with, and the operation of the Business as currently conducted does not infringe, misappropriate or otherwise conflict with, any Intellectual Property Rights of other Persons, and neither the Sellers nor any of the Purchased Entities have received any notices alleging any of the foregoing, and (iii) to the knowledge of any of the Subject Entities, no third party is infringing, misappropriating or otherwise conflicting with any of the Broker Entities Intellectual Property Rights. The Broker Entities Intellectual Property Rights are not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use thereof. All of the Broker Entities Intellectual Property Rights shall be owned or available for use by the Purchased Entities or Buyer or its designee immediately after the Closing on terms and conditions identical to those under which the Purchased Entities and the Sellers owned or used the Broker Entities Intellectual Property Rights immediately prior to the Closing.

                  (b) The Purchased Entities and the Sellers own all right, title and interest in and to all Broker Entities Intellectual Property Rights developed by all past and present employees of, and consultants to, Parent, the Purchased Entities or any of the Affiliates who own Broker Entities Intellectual Property Rights in the course of their relationship with the Purchased Entities or its relevant Affiliates.

                  (c) The Purchased Entities and the Sellers have substantially complied with all applicable data protection or privacy laws governing the use of personal information. The Purchased Entities and Sellers are substantially in compliance with any privacy policies or related policies, programs or other notices that concern the Purchased Entities' and the Sellers' use of personal information.

                  (d) Except as set forth in Schedule 5.17, to the knowledge of the Subject Entities, (i) the Broker Entities Intellectual Property Rights are valid, subsisting and enforceable, and (ii) the Subject Entities have timely made in all material respects all filings, payments and ownership recordation with the appropriate foreign or domestic agencies required to maintain in substance, in the name of the Subject Entities, all Broker Entities Intellectual Property Rights.

         Section 5.18 Customer Accounts; Reports; Registrations; Regulations.

                  (a) Except as set forth on Schedule 5.18, none of the funds on deposit in segregated customer accounts (or the accounts related thereto) are beneficially owned or controlled by an Affiliate of the Sellers or any of the Purchased Entities or any of their employees (except in compliance with and as necessary to meet the requirements of a Governmental Entity or Self-Regulatory Organization).

                  (b) None of the Purchased Entities or the Sellers has executed securities or futures trades on behalf of customers without charging a commission.

                  (c) Each Purchased Entity and Seller has timely filed all reports, registrations, offering memoranda, statements and other filings, together with any amendments required to be made with respect thereto concerning such Purchased Entity or Seller that were required to be filed with any Governmental Entity or any Self-Regulatory Organization (all such reports, and statements being collectively referred to herein as the "SRO Reports") since January 1, 2003. Each of the SRO Reports, when filed, complied as to form in all material respects with all applicable statutes, rules, regulations and orders (whether or not enforced or promulgated by the Governmental Entity with which they were filed) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Without limiting the generality of the preceding paragraph (c), except as set forth on Schedule 5.18, each Purchased Entity and
Seller:

                      (i) has complied in all material respects with all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders and decrees applicable to the Business or to the employees thereof and with the applicable rules of all Self-Regulatory Organizations including (A) all applicable regulatory net capital requirements, including SEC Rule 15c3-1 and, as applicable, the "early warning" and "expansion-contraction" capital requirements of any Governmental Entity, including Self-Regulatory Organizations, (B) the provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, (C) the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the rules and regulations thereunder, and (D) the Currency and Foreign Transactions Reporting Act of 1970 (Bank Secrecy Act) and the rules and regulations thereunder;

                      (ii) is not subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended, and is not subject to any of the provisions of Section 8a of the Commodity Exchange Act that would permit the CFTC to refuse to register or to suspend or revoke its registration, nor is there any current investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in any such statutory disqualification or provision of Section 8a of the Commodity Exchange Act in respect of any of the subjects covered by this Section 5.18;

                      (iii) has conducted its operations in accordance with the material provisions of its Governance Documents (as well as the material descriptions included in its offering memorandum, if any); and

                      (iv) has not at any time within the past three years entered into or been subject to any judgment, consent decree, or administrative order with respect to any aspect of the business, affairs, properties or assets of such Purchased Entity or Seller or, as of the date hereof, received any notice of the institution against such Purchased Entity or Seller of any civil, criminal or administrative action, suit, proceeding or investigation from any Governmental Entity or Self-Regulatory Organization with respect to any aspect of the business, affairs, properties or assets of such Purchased Entity or Seller.

                      (v) has not at any time within the past three years received any sanction or extraordinary supervisory letter from, or adopted any board resolutions at the request of, any Self-Regulatory Organization or Governmental Entity charged with the supervision or regulation of broker-dealers or the supervision of the Business (each such item referred to in this Section 5.18(v), a "Regulatory Order") including any such Regulatory Order that restricts the conduct of the Business, or in any manner relates to its capital adequacy, credit policies or management.

                  (e) Schedule 5.18 lists each current registration of each Purchased Entity or Seller as (i) a broker-dealer with the SEC, the securities commission or similar authority of any State and any Self-Regulatory Organization and (ii) a Futures Commission Merchant with the CFTC and any Self-Regulatory Organization, or a similar status with any Governmental Entity or Self-Regulatory Organization. Each of the Purchased Entities or Sellers has made available to the Buyer a true, correct and complete copy of such Purchased Entities' or Sellers' currently effective Forms BD as filed with the SEC, currently effective Forms 7-R registration and, for each "principal," "associated person" and "introducing broker" of such Purchased Entities or Sellers currently effective Forms 7-R and 8-R, as applicable, with the CFTC, current composite Forms BD filings with the SEC, Regulatory Accounting Reports, FOCUS Reports, Forms 1-FR-FCM, and annual audits and all other material reports filed by the Sellers or any of the Purchased Entities with the SEC or any Self-Regulatory Organization within the last three years, and will make available to Buyer such material forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was true, correct and complete in all material respects as of the time of filing.

                  (f) None of the Purchased Entities or Sellers engage in proprietary trading or otherwise takes speculative positions in any securities or futures markets or pursuant to any private transactions.

                  (g) No Purchased Entity or Seller is registered as a "commodity pool operator" (as defined in Section 1(a)(5) of the Commodity Exchange Act) with the CFTC. No Purchased Entity or Seller is subject to registration under the Investment Advisers Act or the Investment Company Act. No Purchased Entity or Seller is, or has been during the past five years, an "investment adviser" or a "commodity trading advisor" within the meaning of the Investment Advisers Act and the Commodity Exchange Act, respectively, required to be registered, licensed or qualified as an investment adviser under the Investment Advisers Act or any similar applicable state law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified.

                  (h) Schedule 5.18 lists each Purchased Entity or Seller that is registered or required to be registered as a Futures Commission Merchant with the CFTC. Each such Purchased Entity or Seller is a duly qualified member in good standing of the National Futures Association to the extent required to be such a member. All Futures Commission Merchants as set forth on Schedule
5.18 have established written supervisory procedures that are reasonably designed to prevent and detect any violation of Laws relating to such entity's current operation, as applicable, and that include financial, operational, trading, money laundering, internal control and risk control procedures. Buyer has been provided with a true, complete and correct copy of such procedures. Each Futures Commission Merchant as set forth on Schedule 5.18 has at all times maintained and continues to maintain, all books and records required by applicable Laws and has at all times filed all reports required by applicable Laws.

                  (i) No Proceeding is pending or, to the knowledge of the Subject Entities threatened, nor does any judgment exist (which has not been discharged), against any of the Purchased Entities or Seller by or before any Governmental Entity or Self-Regulatory Organization to restrain or prohibit, or to obtain damages, a discovery order or other relief in connection with, this Agreement, the other documents and instruments executed and delivered in connection herewith, or any of the other transactions contemplated hereby and thereby.

         Section 5.19 Affiliate Transactions. Except as set forth on Schedule 5.19, no officer, director, shareholder, Representative or Affiliate of Parent or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any material beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Purchased Entities or Sellers or has any material interest in any property used or useful in the Business.

         Section 5.20 Accounts Receivable. All accounts receivable reflected on the Latest Regulatory Statements of the Purchased Entities and all accounts receivable reflected on the books and records of the Purchased Entities that have arisen subsequent to the date of the Latest Regulatory Statements of the Purchased Entities (a) are bona fide, valid receivables, representing amounts due with respect to actual transactions in the ordinary course of business, (b) are not subject to valid counterclaims or setoffs, and (c) are subject to the reserve set forth on the face of the Latest Regulatory Statements of the Purchased Entities. Nothing in this Section 5.20 shall constitute a representation or warranty as to collectibility of any of the accounts receivable of the Purchased Entities.

         Section 5.21 Customer and Introducing Broker Agreements and Other Material Agreements; Margin Requirements.

                  (a) The Sellers have delivered to Buyer all forms of customer agreements used by the Purchased Entities and Sellers (collectively, the "Standard Customer Agreements"). All of the customers of the Purchased Entities and Sellers are party to a customer agreement that is substantially identical to the Standard Customer Agreements. No material modifications or amendments have been made to any such agreement and no other agreement or understanding, written or oral, supplementing the terms set forth in any Standard Customer Agreement has been entered into with a customer. Except for any special commission arrangements set forth in Schedule 5.21(b), none of the Purchased Entities or the Sellers is a party to any agreement with any customer regarding commission rates or commission structure other than the commission rates or commission structure set forth in the Standard Customer Agreements.

                  (b) The Sellers have delivered to Buyer the margin policies and guidelines of the Purchased Entities and the Sellers. Since December 31, 2004, none of the Purchased Entities or Sellers have lowered their margin requirements below the requirements set forth in Exhibit G or otherwise modified their margin policies and/or guidelines. No Purchased Entity or Seller has guaranteed to any customer the performance of any account. No Purchased Entity or Seller has made any loan to any customer for the purposes of exchange-required margin payments or any other purpose.

                  (c) The Sellers have delivered to Buyer all of the forms of introducing broker agreements used by the U.S. Purchased Entities and Sellers and the forms of all comparable agreements used by non-U.S. Purchased Entities and Sellers (collectively, the "Standard Introducing Broker Agreement"). All of the introducing brokers (or non-U.S. equivalents) of the Purchased Entities and Sellers are party to an agreement that is substantially identical to the Standard Introducing Broker Agreement. No material modifications or amendments have been made to any such agreement and no other agreement or understanding, written or oral, supplementing the terms set forth in any Standard Introducing Broker Agreement has been entered into with an introducing broker (or non-U.S. equivalent).

                  (d) The Sellers have delivered to Buyer all of the forms of give-up agreements (including the standard commission structure) used by the Purchased Entities or Sellers (collectively, the "Standard Give-Up Agreements"). Except for any special commission arrangements set forth in
Schedule 5.21(d), none of the Purchased Entities or Sellers is a party to any give-up agreement with commission rates or commission structure different than the Standard Give-up Agreement.

                  (e) Set forth on Schedule 5.21(e) is a true, correct and complete list of all the material Contracts (other than the Standard Customer Agreement, the Standard Introducing Broker Agreement and the Standard Give-Up Agreement) to which any Seller or Purchased Entity is a party or otherwise bound in connection with the Business or by which any of the Acquired Assets are bound (such Contracts, the "Material Contracts").

                  (f) Except as set forth on Schedule 5.21(f), each of the Standard Customer Agreements, Standard Introducing Broker Agreements, Standard Give-Up Agreements, and Material Contracts is valid, binding and enforceable in accordance with its terms and to the knowledge of the Subject Entities, is in full force and effect. No Seller or Purchased Entity, and to the knowledge of any of the Subject Entities, no party to a Standard Customer Agreement, Standard Introducing Broker Agreement, Standard Give-Up Agreement or Material Contract, is in material default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time, would result in a material default under any such agreement.

         Section 5.22 Cash Distributions. Since October 18, 2005, the Purchased Entities have not made any loan repayment, paid any dividends, made any distributions or made any commitments to make such payments to any members, shareholders or Affiliates or any other Person.

         Section 5.23 Litigation, etc. Except in connection with the Cases, there are no Proceedings or claims pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.


                                  ARTICLE VI
                             INTENTIONALLY OMITTED


                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to the Sellers as follows:

         Section 7.1 Existence, Good Standing and Power. Buyer is corporation validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate the property it now owns, leases and operates. Buyer has all requisite limited liability company power and authority to conduct its business as presently conducted, to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder. Buyer is duly authorized to transact business as a foreign corporation, and is in good standing, in the states in which the Business is proposed to be conducted by Buyer.

         Section 7.2 Authority. The execution, delivery and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer.

         Section 7.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other parties hereto) a valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 7.4 No Violation. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (a) the Governance Documents of Buyer or any resolution adopted by the board of Buyer and not rescinded, (b) any agreement or other instrument to which Buyer is a party or by which Buyer or any of its respective properties or assets is bound, (c) subject to Section 7.5, any Order of any Governmental Entity to which Buyer is bound or subject or (d) subject to
Section 7.5, any Law applicable to Buyer or any of its respective properties or assets.

         Section 7.5 Third Party Approvals. Except for (i) any approvals required in order to comply with the provisions of the HSR Act, if necessary, or any other antitrust or competition law or regulation and (ii) any other third party approvals as are reflected on Schedule 7.5 hereto or which have been or will be received on or prior to the applicable Closing, the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not require, subject to the approval of the Sale Order, any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Buyer and which are material as to the consummation of the transactions contemplated by this Agreement.

         Section 7.6 Brokers and Finders. Other than as disclosed on Schedule 7.6, Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders, or similar fees in connection with the transactions contemplated by this Agreement.

         Section 7.7 Acquisition of Securities for Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Securities. Buyer confirms that the Sellers and the Purchased Entities have provided Buyer the opportunity to ask questions of the officers and management employees of the Sellers and the Purchased Entities and to acquire additional information about the business and financial condition of the Sellers and the Purchased Entities. Buyer is acquiring the Securities for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such Securities. Buyer is financially able to bear the risk of holding such investment for an indefinite period of time. Buyer is not relying on any representation or inducement by any Person (including, without limitation, any Affiliate of the Company) other than as provided in this Agreement. Buyer agrees that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act"), except pursuant to an exemption from such registration available under the Securities Act.

         Section 7.8 Financing. Buyer has sufficient funds or binding commitment for sufficient funds to be available as of the Closing Date to enable Buyer to consummate the transactions contemplated hereby including payment of the Purchase Price and the fees and expenses of Buyer relating to the transactions contemplated hereby.

         Section 7.9 Litigation. There are no Proceedings or claims pending or, to the knowledge of Buyer, threatened against or affecting Buyer in which it is sought to restrain or prohibit the transactions contemplated hereby.

         Section 7.10 Ability to Conduct the Business. To Buyer's knowledge, Buyer has, or does not have any impediment preventing Buyer from promptly obtaining, all licenses, permits, certificates of authority, authorizations, approvals or consents required to conduct the Business from and after the Closing.


                                 ARTICLE VIII
                            COVENANTS OF THE PARTIES

         Each of the parties hereto agrees (and agrees to cause their respective Subsidiaries) as follows with respect to the period following the date hereof through the Closing (or such other later date as may be specified in the sections contained in this Article VIII):

         Section 8.1 Conduct of Business. From the date hereof until the Closing Date (or the applicable Subsequent Closing Date with respect to any Purchased Entity or Acquired Asset not purchased at the Initial Closing), except as otherwise set forth herein, each of the Sellers shall (with respect to such Person's portion of the Business) (and each Seller shall cause the Purchased Entities (to the extent Sellers have control over them) and the Sellers that are Subsidiaries of such Seller to, and Parent shall cause its Subsidiaries to, in each case solely with respect to the Business):

                  (a) Carry on its business diligently and in the ordinary course of business (taking into account that the Debtors are involved in a bankruptcy proceeding), and shall use its reasonable best efforts to preserve the current business organization intact, to keep available the services of its current officers, agents or employees, and to preserve its current relationships with customers and other Persons having business dealings with the Business;

                  (b) Not directly or indirectly (through any merger, consolidation, reorganization, issuance of securities or rights, license, lease, encumbrance or otherwise), sell, assign, convey, transfer, license, lease or otherwise dispose of any Acquired Assets or assets of the Business or any interest therein other than in the ordinary course of business or agree to do any of the foregoing;

                  (c) Neither issue nor redeem securities of the Purchased Entities, nor make any payments of (or commitments to pay) dividends or distributions to any members, shareholders or Affiliates of the Purchased Entities;

                  (d) Not make any commitments to pay on or after the Closing Date any bonuses or other benefits to employees of the Business other than in the ordinary course of business;

                  (e) Use their respective reasonable best efforts to preserve the goodwill of all persons dealing with the Business (including, without limitation, all of the employees, agents, brokers, Representatives, suppliers, distributors and customers of the Business);

                  (f) Notify Buyer immediately of any material adverse development affecting any of the Acquired Assets or the Business, (or any part or portion of any thereof);

                  (g) Not enter into any material settlement agreement without the written consent of Buyer with respect to any suit, claim or legal proceeding against any of the Purchased Entities, the Acquired Assets or the Business, or which would otherwise bind any of them;

                  (h) Not change any accounting methods or practices followed by the Purchased Entities, the Business or the Sellers or risk measurement (including any value-at-risk metrics) or margin requirements;

                  (i) Use commercially reasonable efforts to maintain the safety, confidentiality, integrity and use of the assets related to the Business, including technology-related property contained in computer files, and the availability of appropriate "back-up" copies thereof;

                  (j) Not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Purchased Entities or the Business conducted by the Purchased Entities, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax without the written consent of Buyer (which consent shall not be unreasonably withheld or delayed); and

                  (k) Not request the Bankruptcy Court to approve or authorize the Purchased Entities and the Sellers to take or omit to take any action which would breach the Purchased Entities' or Sellers' covenants under or any other provisions of this Agreement, the Related Documents, or consent to any such approval or authorization.

         Section 8.2 Schedule of Assets Used in the Business. As promptly as practicable after the date hereof but in any event within three (3) days prior to the Initial Closing, Parent shall deliver to Buyer a reasonably detailed schedule setting forth the owner and a specific identification of all assets of the Sellers or Purchased Entities that are used or useful in, held for use in, primarily related to, material to or necessary for the operation of the Business, including the following:

                  (a) All machinery, equipment, storage racking, fixed assets, furniture, tools, spare and replacement parts, maintenance equipment, materials, computers, printers, servers and other items of personal property of every kind and description;

                  (b) All receivables to the extent arising out of or from the operation of the Business, including trade receivables, rebates, allowances and other receivables from suppliers;

                  (c) All material Intellectual Property Rights owned by any Subject Entity;

                  (d) All claims, causes of action, rights of recovery and rights of set-off of any kind relating to or arising out of the Acquired Assets or the Business, including any claims against insurance companies;

                  (e) All exchange memberships and exchange seats, or leases thereof, required to carry on the Business as currently conducted or proposed to be conducted or otherwise owned or used by any Seller;

                  (f) All improvements to any real property leased by any Seller pursuant to any real property lease made by or for the benefit of the tenant;

                  (g) All bank accounts that are used or held for use in, primarily related to, material to or necessary for the Business;

                  (h) All leases to or by any Debtor or other Affiliate of Parent of personal property, which leases or leased personal property relate to, in whole or in part, other Acquired Assets or are used or held for use in, primarily related to, material to or necessary for the Business;

                  (i) All customer Contracts and other Contracts for the sale or provision by any Debtor or other Affiliate of Parent of goods and/or services, including Contracts or goods and/or services which relate to, in whole or in part, other Acquired Assets or the Business;

                  (j) All purchase orders and other Contracts for the purchase by any Debtor or other Affiliate of Parent of goods and/or services, which Contracts or goods and/or services relate to, in whole or in part, other Acquired Assets or the Business;

                  (k) All agreements (including IP Licenses) for the license to or by any Debtor or other Affiliate of Parent of any Intellectual Property Rights, which agreements or Intellectual Property Rights are used or held for use in, primarily related to, material to or necessary for the Business;

                  (l) The real property leases to which any Seller is party;

                  (m) All non-disclosure, confidentiality and similar obligations owed to any Debtor or other Affiliate of Parent, including all rights with respect to any obligation of any current or former employee of the Business owed to any Debtor or other Affiliate of Parent to maintain the confidentiality of proprietary information of the Business;

                  (n) All warranties, indemnities, claims and rights against third parties given to, assigned to or benefiting any Debtor or other Affiliate of Parent in connection with any Acquired Assets or the Business;

                  (o) All rights with respect to any obligation of any current employee or former employee of the Business owed to any Debtor or other Affiliate of Parent to refrain from competing with the Business;

                  (p) A detailed list of customers by name; and

                  (q) All other assets and rights of every kind and description not of a type specifically identified in this Section 8.2, wherever located, personal or mixed, tangible or intangible, known or unknown, that are used or held for use in, primarily related to, material to or necessary for the Business.

         Section 8.3 Access.

                  (a) From the date hereof until the Initial Closing Date, the Purchased Entities and the Sellers shall (and the Sellers shall cause the Purchased Entities and the Sellers that are Subsidiaries of such Seller, and Parent shall cause its Subsidiaries to): (i) permit Representatives of Buyer to have full access during normal business hours (or at such other hours that the Sellers and Buyer may mutually agree) to all premises, assets, properties, personnel, books, records (including tax records), contracts, agreements and other documents of or pertaining to the Business and (ii) permit Representatives of Buyer to meet with Purchased Entities' and the Sellers' officers, employees, attorneys, agents, independent accountants and customers, including all personnel responsible for the Regulatory Accounting Reports, the internal controls of the Sellers and Parent and any other formal or informal disclosure controls and procedures relating to the dissemination of information throughout the Business (or any portion thereof) to discuss such matters as Buyer may deem reasonably necessary or appropriate. In connection with such access, Buyer's Representatives shall cooperate with the Sellers' and the Purchased Entities' Representatives and shall use their reasonable best efforts to minimize any disruption of the business of the Sellers and the Broker Entities. For purposes of this Section 8.3(a), "Representatives" of Buyer shall be deemed to include potential designees of Buyer with respect to and for receipt of conveyance of any or all of the Acquired Assets of the London Business and the Representatives of such potential designees. All information provided to Buyer pursuant to this Section 8.3 shall be maintained in confidence in accordance with the Confidentiality Agreement (and, if applicable, any potential designees of Buyer shall be bound to the Confidentiality Agreement or a substantively similar form prior to receiving the access provided for in this Section 8.3(a)).

                  (b) Following the Initial Closing Date, Buyer shall, and shall cause its Affiliates to (and shall contractually bind, for the benefit of the applicable Seller, any designee of any of the Acquired Assets to), make available (and provide copies) to Sellers and their Representatives, on a reasonable basis and subject to appropriate confidentiality restrictions, any data and other information in the possession of Buyer (or any applicable designee) relating to the operation of the Business by Sellers and their Affiliates prior to the Initial Closing and the Buyer shall reasonably assist Sellers and their Representatives in arranging discussions with officers, employees and agents of the Buyer and their Affiliates who are knowledgeable about the operation of the Business by Sellers and their Affiliates prior to the Initial Closing, in each case solely to (i) defend or prosecute any claim between Sellers or their Affiliates on the one hand and parties other than the Buyer or its Affiliates on the other involving the Cases or the Business, (ii) for any other purpose reasonably requested by Sellers and their Affiliates relating to the operation of the Business prior to the Initial Closing Date or the disposition or wind-down of the businesses subsequent thereto or (iii) the administration of the Cases; provided, that the obligation of Buyer (or any applicable designee) to so accommodate the Sellers shall be subject to (A) reasonable notice from Sellers of any request for information, (B) the applicable Seller's agreement to reimburse the Buyer the out-of-pocket expenses of such accommodation, (C) reasonable limitations on frequency and duration of Seller requests, (D) non-interference of the applicable information request with the ordinary conduct of business by the Buyer and (E) the right of the Buyer to refuse any request for information that would result in a loss of privilege for the Buyer or a breach of any confidentiality obligation of the Buyer.

         Section 8.4 Reasonable Efforts. Upon the terms and subject to the conditions herein provided, Buyer, on the one hand, and each of the Sellers and each of the Purchased Entities, on the other hand, shall (and each Seller shall cause the Purchased Entities and the Sellers that are Subsidiaries of such Seller, and Parent shall cause its Subsidiaries to) use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws and regulations to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Related Documents, including, without limitation, the following:

                  (a) Buyer, on the one hand, and each of the Sellers and each of the Purchased Entities, on the other hand, shall (and each Seller shall cause the Purchased Entities and the Sellers that are Subsidiaries of such Seller, and Parent shall cause its Subsidiaries to) use its reasonable best efforts (including, in the case of the Sellers, petitioning the Bankruptcy Court pursuant to Sections 363 and 365 of the Bankruptcy Code) to obtain, at its own expense, any and all approvals, authorizations, consents and other actions by Governmental Entities, administrative agencies, courts and other Persons necessary or appropriate (above and beyond the entry of the Sale Order) for such party to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, each Seller shall (and Parent shall cause its Subsidiaries to) use its reasonable best efforts, considering the operation, force and effect of the Sale Order in authorizing such transfers, to obtain, at its own expense, any approvals, authorizations, consents and other actions by all parties necessary for the Sellers or Parent's Subsidiaries to transfer to Buyer, as applicable, and Buyer to receive, all Securities and all other assets associated with the Business which are Acquired Assets;

                  (b) Each of the Sellers and each of the Purchased Entities shall (and each Seller shall cause the Purchased Entities and the Sellers that are Subsidiaries of such Seller, and Parent shall cause its Subsidiaries to) take all actions, including appropriate service and notice of pleadings, in form and substance reasonably satisfactory to Buyer, needed to obtain a Sale Order that authorizes, orders and effects a sale of all of the Securities and the other Acquired Assets free and clear of all Liens and Excluded Liabilities, and the other orders contemplated herein;

                  (c) The Subject Entities shall (and Parent shall cause its Subsidiaries to) (1) take all necessary or appropriate corporate actions (including, without limitation, obtaining any required affirmative vote or written consent of directors) to authorize the execution and delivery of this Agreement and all documents to be executed or delivered by it pursuant hereto or in connection herewith, as appropriate, and the performance of its obligations here and there under; and (2) deliver to Buyer copies of all such corporate actions, which shall be certified by its secretary, as soon as practicable after the date hereof;

                  (d) Parent or the Sellers, as the case may be, shall notify, as required by the Bankruptcy Code and all rules promulgated thereunder, all parties entitled to notice of all motions, notices and orders referenced in this Agreement, as modified by any orders issued by the Bankruptcy Court. Parent or the Sellers, as the case may be, shall timely notify all parties to the Assumed Contracts and Assumed IP Licenses of the Cure Amounts for each such contract or license, so as to enable any such party to object to the proposed Cure Amounts and the Bankruptcy Court to determine such amounts prior to the Closing;

                  (e) Each Seller shall (and Parent shall cause its Subsidiaries to) cooperate fully, following entry of the Sale Order approving the sale of the Acquired Assets to Buyer or its designee, in the arrangements for the transfer of the Acquired Assets from the Sellers to Buyer in an orderly fashion, free and clear of and from any and all Liens and Excluded Liabilities and otherwise in accordance with the terms, provisions and conditions of this Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, including to the extent reasonably practical, entering into any ancillary insolvency, restructuring or similar proceedings in any relevant non-U.S. jurisdiction; provided, however, that it shall be a condition to the commencement of an insolvency, restructuring or similar proceeding of any Seller organized in a jurisdiction outside the United States that Buyer shall have (a) entered into an agreement with Sellers providing for compensation to Sellers reasonable under the circumstances for any delay or incremental expense or liability resulting from such proceeding and (b) indemnified the directors of such entity against any liability resulting from such proceeding; and

                  (f) Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may request in connection with each Seller's preparation and filing of applications and motion papers, including the Sale Motion needed to obtain Bankruptcy Court approval of the transactions contemplated by this Agreement, and shall execute any additional instruments necessary to consummate the transactions contemplated hereby, whether before or after the Closing.

         Section 8.5 Further Assurances; Confidentiality.

                  (a) On and after the Closing Date, the parties shall (and shall cause their Subsidiaries to), at their own expense, take all appropriate action and shall execute all documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the provisions hereof.

                  (b) None of Parent or the Sellers will (and Parent and the Sellers will cause each of their Subsidiaries, respective officers, directors, Representatives not to) disclose to any third party any of the Confidential Information and Parent and the Sellers will (and Parent and the Sellers will cause each of their Subsidiaries, respective officers, directors, Representatives to) treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with and as contemplated by this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (in whatever form or medium, including copies) of the Confidential Information which are in its or their possession; provided, that to the extent any such Confidential Information relates to the ongoing business of the Debtors, subject to compliance with the confidentiality provisions contained herein and the restrictions contained in Section 8.18, the foregoing restrictions on use and requirements for delivery or destruction will not apply. In the event that any of the Sellers or any of their respective Affiliates (or any officer, director or Representative thereof) is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person will (i) notify Buyer promptly in writing of the request or requirement prior to any such disclosure so that Buyer may seek an appropriate protective order or other confidential treatment or waive compliance with the provisions of this Section 8.5, (ii) cooperate with Buyer to obtain any such protective order or other confidential treatment, and (iii) disclose only that information strictly required.

                  (c) The parties acknowledge that Parent and Buyer previously executed a confidentiality agreement dated October 25, 2005 (as the same may be amended or supplemented, the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect until completion of the Closing, at which time the obligations of Buyer thereunder shall terminate.

                  (d) Sellers shall post such collateral or other security as may be required from time to time by the Bankruptcy Court, the CFTC, the Chicago Mercantile Exchange or any other governmental or non-governmental authority with appropriate jurisdiction in order to permit the delivery of the Acquired Assets free and clear of Liens and Excluded Liabilities as required hereby.

         Section 8.6 Mail and Other Post-Closing Inquiries. The Sellers shall (and Parent shall cause its Subsidiaries to) authorize and empower Buyer on and after the Closing Date to receive and to open all mail received by Buyer relating to the Business and to deal with the contents of such communications in any proper manner. The Sellers shall (and Parent shall cause its Subsidiaries to) promptly deliver to Buyer any mail or other communication received by the Sellers or Parent's Subsidiaries, as applicable, after the Closing Date pertaining to the Business. Buyer shall promptly deliver to Parent any mail or other communication received by it after the Closing Date pertaining to the Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof.

         Section 8.7 Tax Filings. Each party shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Entities, the Sellers and the Business as is reasonably necessary for filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Buyer shall not, without the express prior written consent of Parent, make an election pursuant to section 338 of the Code with respect to any Purchased Entity that is treated as a foreign corporation under Section 7701 of the Code.

         Section 8.8 HSR Act. If necessary, each party shall (or cause its Subsidiaries to) make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days after the date hereof, promptly provide the other party with all information regarding its business necessary for the other party to prepare such notification and report form, and supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party shall promptly make any other filing that may be required under any other antitrust law or by any antitrust authority. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed. Each party hereto shall (or cause its Subsidiaries to) promptly inform the other of any communication from any Governmental Entity regarding any such filing or notification with respect to the transactions contemplated by this Agreement to the extent permitted by law. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party shall pay 50% of all filing fees associated with any filings made in connection with this Section 8.8.

         Section 8.9 Rejected Contracts and Licenses. The Sellers shall not (and Parent shall cause its Subsidiaries not to) reject or materially amend any Contract or IP License in any bankruptcy proceeding following the date hereof unless (a) Buyer informs the Sellers that such Contract or IP License will not be an Assumed Contract or Assumed IP License, or (b) this Agreement is terminated in accordance with its terms.

         Section 8.10 Post-Closing Access to Records and Personnel. Buyer hereby acknowledges that it shall grant to the Sellers, from and after the Closing Date reasonable access upon prior written notice, to any records related to any Seller's operation of the Business prior to the Closing Date upon such Seller's request, provided, that the review and access described in this Section 8.10 will be conducted at times and in a manner that does not unreasonably interfere with the operation of the Buyer's or any of its Affiliates' Business.

         Section 8.11 Intellectual Property. After the Initial Closing, upon the request of Buyer, Parent, the Sellers and their Affiliates:

                  (a) shall cease to use the Mark "REFCO" or any derivative or combination thereof, or any Mark confusingly similar thereto (collectively, the "REFCO Mark") or any other Marks used in the Business or any derivative or combination thereof (the "Business Marks"), including in any proceeding in any Bankruptcy Court; provided, however, that, effective as of the Closing Date, Buyer and the Purchased Entities hereby grant to those Sellers and their Affiliates that use the REFCO Mark and the Business Marks as of the date hereof a royalty-free, worldwide, non-exclusive license to (1) continue to use the REFCO Mark and the Business Marks as used as of the date hereof until 90 days after the Initial Closing; and (ii) continue to use REFCO Mark and the Business Marks in connection with the wind-down of the business pursuant to any current or future proceeding in any Bankruptcy Court until the conclusions of any such proceedings.

                  (b) to the extent such Person is a Debtor, shall reject pursuant to Section 365 of the Bankruptcy Code or otherwise any licenses, sublicenses or any other Contract relating to or in any way affecting (a) the REFCO Mark or the Business Marks or (b) provided the same is an Acquired Asset, any other Intellectual Property Rights.

         Section 8.12 Daily Capital Statements. From the date hereof until the Closing in which the securities or assets of such Broker Entity is purchased, each of the Broker Entities shall deliver to Buyer via electronic mail, as soon as practicable, and in any event no later than 5:00 p.m., New York Time, on each Business Day a statement that sets forth an estimate of the Segregated Account Balances and Statutory Capital Balances for the immediately preceding Business Day (collectively, the "Daily Capital Statements"). Such Daily Capital Statements shall be prepared on a basis consistent with prior practice of each of the Broker Entities throughout the periods covered thereby (including, without limitation, the maintenance and establishment of appropriate reserves for doubtful accounts), and shall be consistent with the books and records of each of the Broker Entities, as applicable.

         Section 8.13 Service. Each of Parent, the applicable Sellers and the Purchased Entities shall (and Parent shall cause its Subsidiaries to) timely serve notice of the Sale Motion and the Sale Notice (as defined in the Bid Procedures Order) on all Persons legally entitled to such notices and in a manner otherwise consistent with applicable Law.

         Section 8.14 U.S. Tax Classification of the Purchased Entities.
Schedule 8.14 lists current classification of each Purchased Entity for U.S. federal income tax purposes under Section 7701 of the Code and regulations thereunder and indicates whether such classification is other than the default classification.

         Section 8.15 Group Relief. Where and to the extent that the Sellers would otherwise be liable to indemnify against or otherwise discharge Taxes of a Purchased Entity under this Agreement or the Sellers have agreed on or before the Closing Date to surrender a specific amount of losses (even if such amount is provisional) under a pre-existing contractual arrangement, the Sellers shall and shall procure that their Affiliates shall cooperate fully in surrendering to the Purchased Entities all group relief and consortium relief amounts, up to the amount for which the Sellers would otherwise be liable or which has been agreed to be surrendered, that such Purchased Entities are entitled to claim in accordance with the ICTA.

         Section 8.16 Document Preservation. From the date hereof until the seventh anniversary of the Initial Closing Date each of Parent and the Purchased Entities shall and shall cause their respective Affiliates to maintain all books of account, financial records, minute books and all other records of or related to the Business prior to the Closing (including electronic files and correspondence) and shall not engage in the destruction of any such documents or issue any directive or request recommending or requiring such destruction.

         Section 8.17 Employees.

                  (a) Buyer has delivered to Parent a schedule setting forth those categories of individuals whom Buyer has designated as continuing employees of the Business (the "Business Employees"). On and as of the applicable Closing Date, employees of Refco Canada, Refco Singapore and the London Business who are employed in the Business shall also be Business Employees. The parties hereto intend that there will be continuity of employment for all Business Employees following the applicable Closing Date. In order to effectuate such transfer of employment as of such Closing Date, except as otherwise provided herein, Buyer shall make a general offer of employment through a general notice of transfer to each Business Employee who is not an employee of a Purchased Entity (each an "Offer Employee"). Such general offer of employment will be deemed accepted by each Offer Employee unless (i) expressly rejected by the Offer Employee prior to the Closing Date or (ii) the Offer Employee otherwise indicates by his or her actions that such offer of employment has not been accepted (each Offer Employee who acts under (i) or (ii), a "Non-Acceptance Offer Employee"). For purposes of this Agreement, "Transferred Employee" shall mean each Offer Employee other than a Non-Acceptance Offer Employee; provided that, in the case of Offer Employees on short term disability or other approved leaves of absence, such employees must commence service with Buyer prior to the six-month anniversary of the Closing Date to become Transferred Employees. Any Business Employee who does not commence employment with Buyer as described above shall not be treated as a Transferred Employee. Except as otherwise provided in this Section 8.17, all Transferred Employees will cease to accrue benefits under and cease to participate as active participants in all Employee Benefit Plans as of the Closing Date and the Purchased Entities shall withdraw as participating employers from each Employee Benefit Plan as of the Closing Date. The parties will cooperate to comply with legal and regulatory requirements to accomplish the employment transfers described in this Section 8.17, including without limitation any requirements for Parent to terminate the employment of any Business Employee and for Buyer to make a specific employment offer to such Business Employees, and Parent will transfer any work permits or passes applicable to the Business Employees.

                  (b) For the one year period following the Closing, Buyer shall provide to Transferred Employees compensation and employee benefits comparable, in the aggregate, to the compensation and employee benefits provided by Sellers (or their Affiliates, as the case may be) to Transferred Employees as of immediately prior to the Closing. Except as otherwise provided in this Section 8.17 or under the terms of any employee benefit plans of Buyer providing benefits to Transferred Employees (the "Buyer Benefit Plans") or applicable Law, Buyer shall be entitled to modify, amend, suspend, terminate or supplement any Buyer Benefit Plans in its sole discretion.

                  (c) The Buyer Benefit Plans shall credit such Transferred Employees (and their dependents) for any deductibles and out-of-pocket expenses paid under the applicable Employee Benefit Plans in the year of initial participation in the applicable Buyer Benefit Plans that are group health plans (within the meaning of Section 5000(b)(1) of the Code). Buyer shall provide each Transferred Employee with credit for the same number of vacation and sickness benefit days he or she has accrued but not used in the calendar year in which the Closing occurs, provided, that, to the extent required by law, such amount shall be paid by Buyer in cash.

                  (d) Buyer shall permit each Transferred Employee who is a participant in the Refco Group, Ltd. Employee Savings Plan (the "Seller 401(k) Plan"), and who elects to transfer his or her account balance under the Seller 401(k) Plan, to roll over his or her account balance (including any outstanding loans thereunder) to the Man Group USA Inc Savings and Investment Plan (the "Buyer Qualified Plan"), as soon as practicable following the Closing Date in accordance with the terms of the Buyer Qualified Plan. Parent agrees to use and to cause the Purchased Entities and the Sellers to use their best efforts to cooperate with Buyer, its agents and designees to ensure a smooth transfer of accounts, records and recordkeeping to effect the transfers described in the previous sentence. Parent further agrees to take and to cause the Sellers and Purchased Entities to take such actions as are necessary, including securing the cooperation of the recordkeeper, trustee and other service providers of Seller 401(k) Plan, to effect such transfers.

                  (e) Buyer will pay and provide to Transferred Employees whose employment terminates on or within twelve months after the Closing severance benefits under conditions and in amounts that are no less favorable to the employee than those provided to Transferred Employees as of immediately prior to the Closing under Parent's (or Parent's Affiliate's) severance policies; provided, that such amounts shall be without duplication of any severance payments required to be made by applicable law. Solely for purposes of determining eligibility, vesting and benefit accruals under the Buyer severance plans (and not for any other purpose), Buyer shall credit each Transferred Employee with his or her years of service with the Sellers and their respective Affiliates, and any predecessor entities, to the same extent as such Transferred Employee was entitled to credit for such service under any similar Employee Benefit Plan prior to the Transferred Employee's commencement of participation in the Buyer Benefit Plan, except that Transferred Employees shall receive no such credit to the extent that such credit would result in a duplication of benefits.

                  (f) Parent shall retain or assume liability for all claims under any welfare benefit plan ("Welfare Plan") as such term is defined in
Section 3(l) of ERISA sponsored or maintained by Parent or any of its Affiliates which are incurred by any Transferred Employees prior to or on the date that such Transferred Employee becomes a Transferred Employee and any other current or former employee of Parent (and covered dependents and COBRA beneficiaries). Buyer shall assume liability for all claims under Welfare Plans which are incurred by Transferred Employees (and their covered dependents and COBRA beneficiaries) after that date. For purposes of this paragraph, the following welfare benefit claims shall be deemed to be incurred as follows: (a) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits; (b) health, dental and/or prescription drug benefits (included in health benefits), upon the provision of services, materials or supplies relating to such claim; and
(c) short-term disability and long-term disability benefits, upon the date on which an individual becomes disabled under the applicable disability plan.

         Section 8.18 Non-Compete and Wind Down. The Subject Entities agree that following the final Closing Date until the fifth anniversary of the final Closing Date, except as required to provide services to Buyer or its designee under the Transition Services Agreement, the Subject Entities shall not, and shall cause each of its Subsidiaries not to (i) directly or indirectly, operate, perform, control or engage in, manage or own a greater than 5% ownership in a business or Person that conducts any activities in competition with the Business, (ii) solicit, raid or knowingly entice, encourage or induce any Person that currently or at any time prior to or during the five year non-competition period is or was a client or customer (or is actively pursued as a potential client or customer) of any portion of the Business for activities which are the same as or competitive with the operation of the Business, (iii) interfere with, disrupt or attempt to disrupt, any relationship, contractual or otherwise, between the Business or Buyer or any of its Subsidiaries and any of their respective clients or customers, or (iv) cause or authorize any third party controlled by the Sellers to take any of the action described above. In addition, promptly after the Initial Closing, the Subject Entities, upon the request of Buyer, shall take all actions reasonably necessary to cause the Sellers' businesses (other than those businesses constituting Excluded Assets) to cease operations and wind down, including by terminating any and all Permits or IP Licenses other than those which are or may still become Assumed Contracts or Assumed IP Licenses pursuant to Section 2.3.

         Section 8.19 Additional Sellers. Parent shall cause each of its Affiliates owning any Acquired Asset to execute a joinder to this Agreement, in form and substance reasonably satisfactory to Buyer, as a "Seller" hereunder and to have all of the obligations and rights of a Seller hereunder as if such entity had executed this Agreement on the date hereof.

         Section 8.20 Operations. Parent and the Sellers shall, and shall cause their respective Subsidiaries to, take all actions necessary to continue the operation and performance in a manner consistent with past practice of the data processing, information technology, risk analysis and other operations currently conducted by the Sellers, including operations conducted at Sellers' office located in Memphis, Tennessee.

         Section 8.21 Agent for Excepted Accounts. From and after the Initial Closing, Buyer shall serve as the agent of the Sellers for purposes of administering the Excepted Accounts acquired by Buyer, which will include resolving, closing, liquidating, transferring or otherwise disposing of the Excepted Accounts and collecting and remitting within three (3) days after collection (subject to the terms of this Section 8.21) to the appropriate Sellers all amounts owed by customers in respect thereof in excess of amounts required to close out such accounts with no loss. All risk and benefit with respect to the Excepted Accounts shall be and remain for the account of the Sellers and Sellers shall pay (or reimburse to Buyer as a superpriority administrative claim and lien) all reasonable out of pocket expenses (but not a fee for agency services provided) associated with the administration by Buyer of the Excepted Accounts (including, without limitation, the expenses of counsel, it being understood and agreed that Buyer shall have not bring suit, in its own name or the name of any Seller, in conjunction with the collection or liquidation of any Excepted Account and Seller shall have the right to bring such suit, but only in its own name.). Buyer shall not settle or compromise any claim against any customer without the consent of the applicable Seller. In its capacity as administrative agent for the Sellers, Buyer shall take such steps, not inconsistent with the foregoing, as Parent or the applicable Seller may instruct from time to time; provided, (i) that such instruction shall not be in contravention of any applicable law, regulation or other order, directive or request of the CFTC, Chicago Mercantile Exchange, Monetary Authority of Singapore or other applicable governmental or non-governmental authority or any interpretation thereof; (ii) that Sellers acknowledge that Buyer may transfer any Excepted Account and the rights and obligations of Buyer in respect thereof, including Buyer's interest in the applicable portion of the Excepted Account Escrow, to an appropriate third party selected by Buyer which has assumed the obligations of Buyer hereunder with respect to such account, with Parent's or the applicable Seller's consent, such consent not to be unreasonably withheld; and (iii) that Buyer acknowledges that Sellers may direct Buyer to transfer any Excepted Account and the rights and obligations of Buyer in respect thereof to an appropriate third party which has assumed the obligations of Buyer hereunder with respect to such account, without any requirement of Buyer consent to such transfer. In connection with any transfer under either clause (ii) or (iii) of the preceding sentence, the Excepted Account Escrow balance applicable to the account so transferred shall be released to (a) the transferee, in the case of a transfer under clause (ii), or
(b) the applicable Seller, in the case of a transfer under clause (iii), but in each case solely to the extent that Buyer shall be released of any liability with respect to such account upon such transfer. On or prior to the Initial Closing Date, the applicable Sellers shall establish a separate escrow account (the "Excepted Account Escrow") into which account such Sellers shall deposit and in which account such Sellers shall at all times maintain liquid funds equal to at least the sum of (x) to the extent such amounts have not previously been deposited in the applicable Customer Accounts, the aggregate deficit of all Deficit Accounts that are Excepted Accounts, as calculated in accordance with the daily segregated funds computation as of the close of business on the day of determination, it being agreed that Sellers shall not take any action outside the ordinary course of business to withdraw assets from Customer Accounts in contemplation of Closing, (y) to the extent such amounts have not previously been deposited in the applicable Customer Accounts, the aggregate margin necessary to render all Undermargined Accounts that are Excepted Accounts no longer Undermargined Accounts, such margin amount to be determined by reference to applicable exchange minimums as in effect from time to time and
(z) $12,000,000. Buyer shall have the right to direct the application of funds from the Excepted Account Escrow to such Excepted Accounts to cover any additional deficit or under-margin amounts in accordance with exchange minimums in effect from time to time or to satisfy any indemnity liability of the Sellers to Buyer in respect of the Excepted Accounts (notwithstanding any other limitation herein with respect to the source of funds for the Sellers' indemnity obligations). The $12,000,000 additional escrow will be remitted back to Seller in the proportion of collected Excepted Accounts to total Excepted Accounts (line 9A, CFTC Form-1FR-FCM) as of the Closing Date. Any dispute with respect to the Excepted Accounts and/or any instruction given pursuant to this
Section 8.21 shall be subject to resolution by the Bankruptcy Court. Buyer and the Sellers agree that it is their shared intention that the Excepted Accounts be collected, liquidated or otherwise resolved in a prompt and prudent manner, taking into account the likelihood that any deficit or under-margin circumstance will be resolved by the client in a timely manner in the ordinary course of business.

         Section 8.22 Personally Identifiable Information. Buyer shall adopt the Debtors' privacy policies with respect to personally identifiable information (as such term is defined in section 101(41A) of the Bankruptcy
Code) of the Debtors' customers whose Customer Accounts are conveyed to Buyer.


                                  ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         Section 9.1 Conditions Precedent to Obligations of Buyer and the Sellers. The respective obligations of Buyer, on the one hand, and the Sellers, on the other hand, to close under this Agreement shall be subject to the satisfaction at or prior to each Closing Date of the following conditions, to the extent applicable to such closing:

                  (a) No Injunction. No preliminary or permanent injunction or other order issued by, and no Proceeding or Order by or before any Governmental Entity or by any Governmental Entity nor any Law or Order promulgated or enacted by any Governmental Entity shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

                  (b) Bankruptcy Court Orders. The Bankruptcy Court shall have entered the Sale Order and any other orders necessary to permit and consummate the transactions contemplated hereby, each such other order to be in form and substance reasonably satisfactory to Buyer and all such orders shall be Final Orders; provided, that it shall be a condition only to the obligations of Buyer, and shall not be a condition to the obligations of Sellers, that any order, including the Sale Order, be a Final Order.

                  (c) Regulatory Consents. All material required notices shall have been given and filings made and, as the case may be, all applicable waiting periods (including under the HSR Act, if required) shall have expired without adverse action by, and all orders, consents and approvals required to consummate the transactions contemplated hereby and operate the Business shall have been received from all relevant Governmental Entities and Self-Regulatory Organizations (the "Regulatory Consents")

         Section 9.2 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to close under this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to each Closing Date of each of the following additional conditions to the extent applicable to such closing:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Sellers and the Purchased Entities contained herein, without giving any effect to any materiality qualifications therein, shall be true and correct in all respects on and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Performance of Agreements. The Subject Entities shall have performed in all material respects all obligations and agreements contained in this Agreement and the Related Documents required to be performed by them prior to or at the Closing Date.

                  (c) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, of an officer of Parent to the effect that the conditions specified in Section 9.2(a) and (b) above have been fulfilled.

                  (d) Title. The Purchased Entities shall have good and valid title to all assets, properties, licenses, contracts and rights owned by the Purchased Entities.

                  (e) Permits and Licenses. The Sellers shall have delivered to Buyer all Required Consents, including in respect of the material Assumed Contracts and material Assumed IP Licenses that will be assumed by Buyer or the Purchased Entities prior to the Closing, taking into consideration the effects of the Sale Order.

                  (f) Documents; Actions. At the Closing, and contemporaneously with all other actions provided for herein, the appropriate Subject Entities shall have executed and delivered the documents referenced in Section 4.2.

                  (g) Computer Files and Related Data. The Subject Entities shall have transferred to Buyer or its designees all electronic data relating to the operation of the Business (including data relating to customers, sales history, inventory, accounts receivable, vendors, employees and accounts payable) that is located or stored on computer files of any of the Sellers or their Affiliates; provided that, subject to the confidentiality provisions contained in this Agreement, the Sellers may retain copies of any such electronic records (i) to the extent relating to the operation of the businesses of the Sellers or their Affiliates as contemplated to be conducted after the Closing, (ii) to the extent necessary to provide Transition Services, or (iii) to the extent required for regulatory or reporting purposes. Such electronic records shall be provided in the format then maintained by the Sellers or their Affiliates, provided that Buyer may request that the Sellers, at Buyer's cost and expense, convert such electronic data to a format reasonably requested by Buyer.

                  (h) Sale Order of Parent. The Sale Order of the Parent and the Debtors as of the dater hereof shall be a Final Order or Final Orders entered by the Bankruptcy Court in form and substance acceptable to the Buyer in its sole discretion that provides inter alia the following with such modifications as may be approved by Buyer:

                      (i) Specific findings of fact and conclusions of law:

                           (A) Buyer will not consummate the transactions
contemplated by the Agreement unless the Agreement specifically provides, and the Bankruptcy Court specifically orders, that none of Buyer or its Affiliates, members or shareholders or the Purchased Entities or the Acquired Assets will have any liability whatsoever with respect to or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any Lien or Excluded Liability;

                           (B) Buyer is a good-faith purchaser of the Acquired
Assets pursuant to Section 363(m) of the Bankruptcy Code;

                           (C) Neither Buyer nor an of its Affiliates (other
than the Purchased Entities) shall be liable for any Liability of the Purchased Entities;

                           (D) The Debtors gave due and proper notice of this
Agreement and the transactions contemplated hereby to all Persons entitled thereto;

                           (E) As of the date hereof, none of the Purchased
Entities is an alter ego of any Debtor, and there is no common identity of incorporators, directors or equityholders between Buyer on one hand, and the Debtors on the other;

                           (F) Buyer is not holding itself out to the public as
a continuation of the Debtors;

                           (G) There is no factual or legal basis for the
Bankruptcy Court to order substantive consolidation of the Purchased Entities with one or more of the Debtors;

                           (H) The consideration to be paid by Buyer under this
Agreement constitutes reasonably equivalent value (as that term is defined in each of the Uniform Fraudulent Transfer Act and Section 548 of the Bankruptcy
Code) and fair consideration for the Acquired Assets;

                           (I) Neither Buyer nor the Debtors are entering into
the transactions contemplated by this Agreement fraudulently;

                           (J) There may be sales of additional Acquired Assets
to Buyer ("Additional Asset Sales") subsequent to the Initial Closing Date, and authority under the Sale Order for the Debtors to enter into and consummate any such Additional Asset Sales without further order of the Bankruptcy Court is a necessary condition precedent to Buyer consummating the transactions contemplated by this Agreement;

                           (K) The Debtors have provided adequate assurances to
all parties to the Assumed Contracts and Assumed IP Licenses which are to be assigned on any Closing Date;

                           (L) All defaults under the Assumed Contracts and
Assumed IP Licenses which are to be assigned on any Closing Date are deemed cured; and

                           (M) As of the Closing Date, (a) the transactions
contemplated by this Agreement effect a legal, valid, enforceable and effective sale and transfer of the Acquired Assets (subject to adjustment in accordance with Section 2.3) to Buyer and shall vest Buyer with title to such assets free and clear of all Liens and Excluded Liabilities, and (b) this Agreement and the transactions and instruments contemplated hereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Sellers or any chapter 7 or chapter 11 trustee of the Sellers and their applicable estate.

                      (ii) Specific Orders of the Bankruptcy Court:

                           (A) Approving this Agreement and all of the terms
and conditions hereof in all respects, and approving and authorizing the Sellers to consummate the transactions contemplated by this Agreement, including the sale of the Acquired Assets free and clear of all Liens and Excluded Liabilities;

                           (B) Ordering that none of Buyer or its Affiliates,
members or shareholders or the Purchased Entities or the Acquired Assets will have any liability whatsoever with respect to or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any Lien or Excluded Liability;

                           (C) Directing any chapter 7 trustee who may be
appointed in any of the Cases to immediately effectuate the sales of the Acquired Assets owned by the applicable Debtor on the applicable Closing Date;

                           (D) Approving the indemnification provisions set
forth in Article XI of the Agreement;

                           (E) Retaining core jurisdiction, pursuant to its
statutory powers under 28 U.S.C. ss. 157(b)(2) (2005), over resolution of any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section 12.10 of the Agreement;

                           (F) Extending, as and to the extent necessary the
time period under Section 365 of the Bankruptcy Code by which the Sellers must assume (or assume and assign) or reject any Contract to at least the last date under which Buyer shall have the option to include such Contract in the Acquired Assets;

                           (G) Ordering that, notwithstanding the provisions of
Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d), the Sale Order is not stayed and is effective immediately upon entry;

                           (H) Approving the Debtors' assumption of all Assumed
Contracts and Assumed IP Licenses which are to be assigned on any Closing Date pursuant to Section 365 of the Bankruptcy Code, and their assignment to Buyer or its designee, as the case may be;

                           (I) Approving and authorizing the Debtors to enter
into the Transition Service Agreement and any other agreements, licenses or contracts contemplated hereby and take all other and further actions necessary to implement the transactions contemplated by this Agreement;

                           (J) (1) Obligating the Sellers to pay all Cure
Amounts relative to the Contracts to be assigned on any Closing Date and providing that none of Buyer, its Affiliates or the Purchased Entities shall have any obligation to pay, or any Liability for, any such Cure Amounts, and
(2) enjoining and forever barring the non-Seller party or parties to each Assumed Contract which is to be assigned on any Closing Date from asserting against Buyer, and of its Affiliates or any of the Acquired Assets: (i) any default existing as of the Closing Date, and (ii) any objection to the assumption and assignment of such non-Seller party's Assumed Contract.

                  (i) Sale Order of Company. In addition to the provisions set forth above as to the Sale Order of Parent, the Sale Order entered in the Case of the Company shall provide that the indemnity claims of Buyer shall have the status and priority set forth in the last proviso of Section 11.2 hereof.

                  (j) Price Certification Certificate. The Sellers shall deliver to Buyer the Price Certification Certificate.

                  For avoidance of doubt, the parties acknowledge that Buyer's knowledge of the existence of any facts, events, conditions or circumstances shall not in any way prevent Buyer from exercising all of its rights hereunder and requiring that all conditions in Section 9.1 and 9.2 be satisfied in full.

         Section 9.3 Conditions Precedent to the Obligations of the Sellers. The obligation of the Sellers to close under this Agreement is subject to the satisfaction (or waiver by the Sellers) at or prior to each Closing Date of each of the following additional conditions to the extent applicable to such closing:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein, without giving any effect to any materiality qualifications therein, shall be true and correct in all material respects on and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

                  (b) Performance of Agreements. Buyer shall have executed and delivered the documents referenced in Section 4.3 and shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or at the Closing Date.

                  (c) Officer's Certificate. The Sellers shall have received a certificate, dated the Closing Date, of an officer of Buyer to the effect that the conditions specified in subsections (a) and (b) above have been fulfilled.

                  (d) Closing Documents. At the Closing, Buyer shall have delivered to the Sellers the documents specified in Section 4.3.


                                   ARTICLE X
                                  TERMINATION

         Section 10.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) By mutual written consent of Buyer and the Sellers, acting jointly, in a written agreement executed by all such parties;

                  (b) Upon written notice, by either Buyer or the Sellers, if the Initial Closing shall not have occurred on or before December 6, 2005 (the "Drop Dead Date"); provided, however, that, if the Initial Closing shall not have occurred on or before the Drop Dead Date due to a material breach of this Agreement by Buyer or the Sellers, the breaching party may not terminate this Agreement pursuant to this Section 10.1(b); provided further that Buyer or Sellers may elect to extend the Drop Dead Date for an additional period of up to thirty (30) days in the event that any Required Consents have not been obtained prior to the Drop Dead Date; provided, further, that if, but only if, the Initial Closing with respect to a portion of the Acquired Assets shall have occurred during such thirty (30) day period, Buyer or Sellers may elect to further extend the Drop Dead Date for an additional period of up to sixty (60) days in the event that any Required Consents have not been obtained prior to the expiration of such thirty (30) day period;

                  (c) By Buyer, upon written notice to the Sellers, if Buyer has previously provided the Sellers written notice of any material inaccuracy in or material breach of any representation or warranty contained in Article V, or a failure to perform or comply in any material respect with any covenant or obligation of the Sellers contained in this Agreement or the Related Documents, and the Sellers have failed, within two (2) days after the date of such notice, to properly remedy such inaccuracy or to perform or comply with such covenant or obligation or provide reasonably adequate assurance as to the Sellers' ability to promptly remedy such inaccuracy or perform or comply with such covenant; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 10.1(c) if Buyer is then in material breach of this Agreement or if the breach or breaches by the Sellers would not result in the failure of the condition contained in Section 9.2(a) or 9.2(b) to be satisfied;

                  (d) By Buyer, upon written notice to the Sellers, if (i) the Bid Procedures Order is stayed, reversed, amended or vacated, (ii) the Sale Order has not been entered within twenty (20) days after the entry of the Bid Procedures Order, or if after such entry, such Sale Order has not, within eleven (11) days after its entry, become a Final Order, or (iii) if, prior to the Initial Closing Date, Debtors' chapter 11 cases are converted to a case under chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed in the Debtors' chapter 11 case or the Debtors' chapter 11 case is dismissed or if a motion is filed seeking any of the foregoing;

                  (e) By Buyer, upon written notice to the Sellers, if any regulatory action shall be taken against any of the Purchased Entities, the Sellers or the Business that has had or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

                  (f) By the Sellers, by written notice to Buyer, if the Sellers have previously provided Buyer written notice of any material inaccuracy in or material breach of any representation or warranty contained in
Article VII, or a failure to perform or comply in any material respect with any covenant or obligation of Buyer contained in this Agreement or the Related Documents, and Buyer has failed, within two (2) days after the date of such notice, to properly remedy such inaccuracy or to perform or comply with such covenant or obligation or provide reasonably adequate assurance as to Buyer's ability to promptly remedy such inaccuracy or perform or comply with such covenant; provided, however, that the Sellers shall not have the right to terminate this Agreement under this Section 10.1(f) if any Seller is then in material breach of this Agreement or if the breach or breaches by the Buyer would not result in the failure of the condition contained in Section 9.3(a) or 9.3(b) to be satisfied.

         Section 10.2 Liabilities in Event of Termination. In the event of any termination of the Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which any such termination is made, this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no Liability on the part of Buyer or the Sellers, except that the obligations of the Sellers and Buyer under this Article X and the last sentence of Section 8.3(a) shall remain in full force and effect.

         Section 10.3 Termination by Reason of Buyer Failure to Close. If this Agreement is terminated pursuant to Section 10.1(f), the sole and exclusive remedy of Parent, the Sellers and their Affiliates shall be strictly limited to retention of the Securities, the Acquired Assets that are not conveyed and paid for, the Deposit and additional cash in an amount equal to $43 million (payable on demand), which shall in such case constitute liquidated damages in respect of Buyer's breach of or failure to close on this Agreement (the "Seller Liquidated Damages"); provided, that as long as the Initial Closing has taken place the Seller Liquidated Damages shall be reduced by (a) $37 million on the Closing Date upon which the Acquired Assets of the London Business are sold to Buyer or the London Take or Pay Fee (as defined below) is paid, (b) $13 million on the Closing Date upon which the Acquired Assets of Refco Canada are sold to Buyer or the Canada Take or Pay Fee (as defined below) is paid, (c) $7 million on the Closing Date upon which the Acquired Assets of Refco's Singapore business are sold to Buyer or the Singapore Take or Pay Fee (as defined below) is paid, and (d) $1 million on the Closing Date upon which the Acquired Assets of Refco Hong Kong are sold to Buyer or the Hong Kong Take or Pay Fee (as defined below) is paid. If on or prior to the Drop Dead Date (as it may be extended) (or earlier at Buyer's election) (a) all conditions precedent to Buyer's obligation to complete the purchase of such assets have been satisfied or waived by Buyer, other than the receipt of required Regulatory Consents, but Buyer has not purchased all Acquired Assets of the London Business and offered employment to substantially all employees in the United Kingdom, Buyer shall pay $37 million to Sellers (the "London Take or Pay Fee"), (b) all conditions precedent to Buyer's obligation to complete the purchase of such assets have been satisfied or waived by Buyer, but Buyer has not purchased all Acquired Assets of Refco's Singapore business, Buyer shall pay $7 million to Sellers (the "Singapore Take or Pay Fee"), (c) all conditions precedent to Buyer's obligation to complete the purchase of such assets have been satisfied or waived by Buyer, but Buyer has not purchased all Acquired Assets of Refco's Canada Business, Buyer shall pay $13 million to Sellers (the "Canada Take or Pay Fee") and (d) all conditions precedent to Buyer's obligation to complete the purchase of such assets have been satisfied or waived by Buyer, but Buyer has not purchased all Acquired Assets of Refco Hong Kong Ltd., Buyer shall pay $1 million to Sellers (the "Hong Kong Take or Pay Fee"); provided, that the London Take or Pay Fee shall in no event be due prior to the Drop Dead Date with respect to the London Business unless the applicable Regulatory Consents have been received. In no event shall Buyer or any of its Affiliates or representatives have any Liability to Parent, the Sellers or their respective Affiliates or any other Person hereunder in excess of the applicable Seller Liquidated Damages, and any claim, right or cause of action (including any claim, right or cause of action for willful breach of this Agreement) by Parent, the Sellers or their respective Affiliates or any other Person against Buyer or its Affiliates or representatives in excess of the Seller Liquidated Damages is hereby fully waived, released and forever discharged. In no event shall Buyer or its Affiliates have any Liability to Parent, the Sellers or their respective Affiliates or any other Person for any special, consequential or punitive damages, and any such claim, right or cause of action for any damages that are special, consequential or punitive for the specific performance of this Agreement is hereby fully waived, released and forever discharged.


                                  ARTICLE XI
                                INDEMNIFICATION

         Section 11.1 Survival.

                  (a) The respective representations and warranties of the parties contained herein and in any other agreement, certificate, instrument or other document delivered pursuant hereto shall survive the Closing (or, in the case of any Acquired Assets acquired following the Closing Date, the Subsequent Closing Date) until a date 12 months from the Closing Date (and, in the case of any Acquired Assets acquired following the Closing Date, 12 months following the Subsequent Closing Date on which such asset was acquired); provided, that representations and warranties contained in Sections 5.2, 5.9, 5.13, 5.14 and
Article I shall survive until the earlier of 60 days after the lapse of the applicable statute of limitations and the effective date of the plan of reorganization of the Debtors. No Claim may be asserted nor may any action be commenced against the Sellers pursuant to Section 11.2(a) unless written notice of such action is received by Parent on or prior to the date on which the representation or warranty is based ceases to survive as set forth in the prior sentence (it being agreed and understood that if a claim for a breach of representation or warranty is timely made, the representation or warranty shall, solely for purposes of such claim, survive until the date on which such claim is finally liquidated or otherwise resolved). No other Claim with respect to the representations and warranties may be asserted nor may any action be commenced against the Sellers pursuant to Section 11.2 unless written notice of such action is received by Parent on or prior to the relevant date described above.

                  (b) Except as otherwise provided herein, the respective covenants of the parties contained in this Agreement, or in any Related Documents shall survive the Closing indefinitely.

         Section 11.2 Indemnification of Buyer by the Sellers.

                  (a) On and after the Closing Date, and notwithstanding any disclosure in this Agreement or Buyer's knowledge thereof or otherwise, the Sellers and their respective successors and assigns, including, but not limited to, any pre- or post-consummation trusts formed to administer claims against the Debtors' estate, shall, jointly and severally, indemnify, save, hold harmless, discharge and release each of the Buyer Indemnitees from and against any and all claims, demands, suits, actions, causes of actions, losses (including, for avoidance of doubt, loss of profits), costs, damages, liabilities and out-of-pocket expenses incurred or paid, including reasonable attorneys' fees (including such fees which are incurred in connection with a dispute of the provisions of this Agreement), fines, penalties, costs of investigation or settlement, other professionals' and experts' fees, and court or arbitration costs (but specifically excluding punitive damages and exemplary damages except to the extent (i) such damages specifically excluded herein are included and awarded to a third party or (ii) such damages are incurred as a result of fraud) (hereinafter collectively referred to as "Damages"), to the extent such Damages are determined to have arisen out of or to have resulted from, in connection with, or by virtue of (a) any facts or circumstances that constitute an inaccuracy, misrepresentation, breach of, default in, or failure to perform, any of the representations, warranties or covenants given or made by the Purchased Entities or the Sellers in this Agreement or in any of the certificates or other instruments or documents furnished by or on behalf of the Purchased Entities or the Sellers pursuant to this Agreement at or prior to the Closing Date, including the covenant of the Sellers to deliver the Acquired Assets in consideration of the Purchase Price; provided, that for purposes of determining whether there has been any Company Breach (as defined), any knowledge qualification shall be disregarded, (b) any inaccuracy, error or omission in any of the books of account and other financial records of the Purchased Entities and the Sellers, (c) any legal, regulatory, investigative or similar proceedings relating to any pre-closing action, activity, occurrence, fact or event, (d) any Liability (i) arising from or attributable to the actions, failure to act, or profit or performance of or by a Person other than a Purchased Entity for which a Purchased Entity may otherwise be joint and severally liable under applicable common or statutory law or regulation, including applicable tax or environmental law, and (ii) for which any Purchased Entity is secondarily liable as a guarantor or surety to the extent Parent or any Affiliate of Parent is primarily liable for such Liability, (e) any Excluded Liabilities and (f) any Liability arising from or attributable to the Excepted Accounts, the agreements governing such Excepted Accounts or the customers with respect thereto other than any Liability arising from misconduct of Buyer (collectively, "Company Breaches"). All payments under this Article XI shall be treated for Tax purposes as adjustments to the Final Purchase Price and the Assumed Liabilities. Notwithstanding anything to the contrary contained herein, neither Parent nor the Sellers shall have any indemnification obligations hereunder to any Buyer Indemnitee unless and until the total amount of Damages for all Claims for which Buyer Indemnitees are indemnified hereunder exceeds $1,000,000. Buyer acknowledges and agrees that the Escrow Amount is the sole source of funding for any Claims for indemnification for the Buyer Indemnitees and under no circumstances shall any Buyer Indemnitees be entitled to be indemnified to the extent the Damages exceed the Escrow Amount, except to the extent such Damages (other than punitive damages) are incurred as a result of fraud in connection with or willful breach of this agreement. Buyer's Indemnitees are hereby granted a superpriority lien pursuant to Section 364(d) of the Bankruptcy Code on all assets of the Debtors, as well as a superpriority administrative claim against the estates of the Debtors, which superpriority lien and superpriority claim shall (except as hereinafter provided) be senior and prior to all liens created on property of the Debtors after the date hereof and all expenses of administration of the Debtors under Section 503(b) of the Bankruptcy Code; provided, however, that such superpriority liens and claims shall be subject and subordinate to (i) all valid and perfected Liens existing on the date of commencement of the Cases and the claims secured thereby, as well as any Liens and claims provided as adequate protection therefor, including, without limitation, the Liens and claims of the Debtor's pre-petition lending group and (ii) any post-petition financing providing new funds to the Debtors; provided, further, that if the Sale Order of the Company provides that Buyer's indemnities are granted a super-priority lien pursuant to section 364(d) of the Bankruptcy Code on all of the assets of the Company, as well as a super-priority administrative claim against the estate of the Company, which lien and claim shall not be junior to any lien or claim against the Company, then the aggregate amount of Buyer's indemnities over and above the Escrow Amount shall be limited to the sum of (x) the Purchase Price, to the extent paid, (y) the $58,000,0000 sum of the Take or Pay Fees provided for in
Section 10.3 and (z) an additional $100,000,000 estimate of the aggregate amount of absolute and contingent Assumed Liabilities (it being understood that Sellers shall have the right to seek a further determination from the Bankruptcy Court as to the actual amount of such Assumed Liabilities, which shall be used instead of such estimate for this purpose if such actual amount is determined by the Court to be less than such estimate). For avoidance of doubt, any superpriority granted pursuant to the preceding sentence shall be without prejudice to the priority of the prepetition liens and claims of the prepetition lenders to the Parent in respect of their borrowers, their guarantors or the properties of the respective estates of their borrowers or guarantors, as set forth in the proviso to the second sentence of paragraph 26 of the Sale Order entered in the Case of the Parent.

                  (b) Damages in respect of any breach or violation of this Agreement shall be determined and computed in accordance with ordinary principles of contract law as applied in the courts of the State of New York.

         Section 11.3 Notice of Claim.

                  (a) As used herein, the term "Claim" means a claim for indemnification by Buyer or any other Buyer Indemnitee for Damages under this
Article XI. Any Buyer Indemnitee may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Buyer Indemnitee pursuant to written notice of such Claim executed by Buyer (a "Notice of Claim") and delivered to the Sellers (such receiving party, the "Indemnitor"), after such Buyer Indemnitee becomes aware of the existence of any potential claim for indemnification under this Section 11.3 arising out of or resulting from any item indemnified pursuant to the terms of Section 11.2.

                  (b) No delay on the part of any Buyer Indemnitee in giving a Notice of Claim shall limit or reduce such Person's right to indemnity hereunder, or relieve the Indemnitor from any of its obligations under this
Section 11.3, unless (and then only to the extent that) the Indemnitor is actually and materially prejudiced thereby.

         Section 11.4 Resolution of Notice of Claim. Each Notice of Claim given by any Buyer Indemnitee shall be resolved as follows:

                  (a) Admitted Claims. If, within 20 Business Days after a Notice of Claim is delivered to the Indemnitor, the Indemnitor agrees in writing that liability for such Claim is indemnified under Article XI the full amount of the Damages specified in the Notice of Claim is agreed to, and that such Notice of Claim is timely, the Indemnitor shall be conclusively deemed to have consented to the recovery by the Buyer Indemnitee of the full amount of Damages specified in the Notice of Claim in accordance with this Section 11.4(a).

                  (b) Contested Claims. If the Indemnitor does not agree in writing to such Notice of Claim or gives the Buyer Indemnitee written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the 20 Business Day period specified in Section 11.4(a), then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by Buyer and Parent or (ii) in the absence of such a written settlement agreement, all Claims shall be resolved by the Bankruptcy Court as a section 101(5) claim against the Debtors' estates or a court of competent jurisdiction.

                  (c) Manner of Payment. If a Buyer Indemnitee is entitled to the recovery of Damages pursuant to any Claim that is agreed to pursuant to
Section 11.4(a), or a Contested Claim that is resolved by a court of competent jurisdiction, the Sellers and their respective successors and assigns, including, but not limited to, any post-consummation trusts formed to administer claims against the Debtors' estate, shall pay the amount of Damages arising out of or resulting from each such Claim as so determined to Buyer by wire transfer of immediately available funds to an account designated in writing by Buyer, or, if applicable, such amounts shall be released by the escrow agent by wire transfer of immediately available funds to an account designated in writing by Buyer.


                                  ARTICLE XII
                                 MISCELLANEOUS

         Section 12.1 Expenses. Except as set forth in this Agreement and whether or not the transactions contemplated hereby are consummated, each party shall bear all costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby.

         Section 12.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Parent or the Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Parent or the Sellers; provided, however, that, Buyer may assign its rights and obligations hereunder, in whole or in part, to one or more designees of Buyer, provided that no such assignment shall relieve Buyer of its liabilities and obligations hereunder if such assignee does not perform such obligations and, provided, further, that this Agreement may be assigned to one or more trustees appointed by the Bankruptcy Court to succeed to the rights of the Sellers; provided, however, that any such assignment shall not affect Buyer's rights hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other Person shall have any right, benefit or obligation hereunder.

         Section 12.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Article XI. Without limiting the foregoing, no direct or indirect holder of any Equity Interests of the Sellers or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of the Sellers or Buyer, nor any director, officer, employee, Representative, agent or other controlling person of each of the parties hereto and their respective Affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated thereby.

         Section 12.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be delivered in person or by courier or facsimile transmission (with such facsimile transmission confirmed by sending a copy of such notice, request, instruction or other document by certified mail, return receipt requested or overnight mail) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

                  If to the Sellers or the Purchased Entities:

                           Refco Inc.
                           200 Liberty Street, Tower A
                           New York, NY  10281
                           Attention:  Scott A. Schoen

                  With a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036
                           Attention:  J. Gregory Milmoe, Esq.
                           Fax:  212-735-2000

                  If to Buyer:

                           Man Financial Inc.
                           717 Fifth Avenue
                           9th Floor
                           New York, NY 10022-8101
                           Attn:    Howard Schneider, Esq.

                  With a copy (which shall not constitute notice) to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attn:    Philip Mindlin, Esq.
                                    Adam O. Emmerich, Esq.
                                    Trevor S. Norwitz, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party. Rejection, any refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

         Section 12.5 Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the Bankruptcy Code and the substantive laws of the State of New York, in each case without regard to the conflict of law principles thereof or of any other jurisdiction.

         Section 12.6 Entire Agreement: Amendments and Waivers. This Agreement, the Related Documents and the Confidentiality Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. Except as set forth herein or in any certificate delivered pursuant hereto, no party (or any employee or agent thereof) makes any representation or warranty, express or implied, to any other party with respect to this Agreement or the transactions contemplated hereby. No supplement, modification or waiver of this Agreement (including, without limitation, any schedule hereto) shall be binding unless the same is executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. Unless this Agreement shall have been terminated pursuant to Section 10.1, the sole remedy of the parties against each other in connection with this Agreement and the transactions contemplated hereby shall be the indemnification rights set forth in Article XI and as provided in Section 10.2 and 10.3.

         Section 12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 12.8 Invalidity. If anyone or more of the provisions contained in this Agreement (other than any of the provisions contained in Article II, Article III or Article IV hereof) or in any Related Document, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

         Section 12.9 Headings. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         Section 12.10 Exclusive Jurisdiction. The Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby. Any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.4 hereof.

         Section 12.11 Specific Performance. The Sellers each acknowledge that Buyer may be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Sellers in accordance with their specific terms or are otherwise breached by the Sellers. Accordingly, Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement by the Sellers and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Buyer may be entitled, at law, in equity or pursuant to this Agreement.

         Section 12.12 Counting. If the due date for any action to be taken under this Agreement or the Related Document (including, without limitation, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

         Section 12.13 Exhibits and Schedules. The Exhibits and Schedules attached to, delivered with and identified to this Agreement are a part of this Agreement the same as if fully set forth herein and all references herein to any Section of this Agreement shall be deemed to include a reference to any Schedule named therein.

         Section 12.14 Interpretation.

                  (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (e) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

                  (f) All references to any financial or accounting terms shall be defined in accordance with the Regulatory Accounting Standards.

                  (g) All references to "Closing Date" in this Agreement shall refer to the Closing Date upon which the Acquired Asset or Assumed Liability at issue is conveyed to Buyer or, as the case may be, the Closing Date to which the circumstance at issue relates.

         Section 12.15 Preparation of this Agreement. Buyer, Parent and the Sellers hereby acknowledge that (i) Buyer, Parent and the Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) Buyer, Parent and the Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

         Section 12.16 Purchase Price Allocation. After the Closing, the parties shall cooperate in good faith to prepare an allocation of the Final Purchase Price and Assumed Liabilities (and all other capitalized costs) among the Acquired Assets (including the Securities) in accordance with Code Section 1060 and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding on the parties (the "Allocation"). If the parties cannot agree upon the Allocation within 90 days of the Closing Date, the parties shall submit any disputes to the Independent Accountants. The Independent Accountants shall finally and conclusively resolve any disputed matters in accordance with Code Section 1060 within 30 days of receipt of the submission. Buyer, Seller and each Purchased Entity shall report, act and file Tax Returns (including but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Allocation. Neither Buyer, Seller nor any Purchased Entity shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with the Allocation unless required to do so by applicable law. The parties agree that any allocation made for tax purposes pursuant to this Section 12.16 shall in no way be binding or definitive for purposes of any allocation of proceeds or other accounting in connection with the Cases.

         Section 12.17 Bankruptcy Court Approval. This Agreement shall not be binding on the Sellers until the Sale Order is entered.

                      [Signatures appear on the next page]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the Sellers, Buyer and Purchased Entities as of the date first above written.

                                           REFCO INC.


                                           By: /s/ Dennis Klejna
                                               -----------------------------
                                               Name:  Dennis Klejna
                                               Title: Authorized Signatory


                                           REFCO GROUP LTD., LLC


                                           By: /s/ Dennis Klejna
                                               -----------------------------
                                               Name:  Dennis Klejna
                                               Title: Authorized Signatory


                                           MAN FINANCIAL INC.


                                           By: /s/ Kevin Davis
                                               -----------------------------
                                               Name:  Kevin Davis
                                               Title: Chairman and CEO of
                                                      Man Financial, Inc.